As filed with the Securities and Exchange Commission on July 6, 2016

Registration No. 333-209326

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARISTOCRAT GROUP CORP.

(Exact name of registrant in its charter)

Nevada	5182	45-2801371
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

6671 South Las Vegas Boulevard, Suite 210

Las Vegas, Nevada 89119

(702)-761-6866

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Less

Chief Executive Officer

6671 South Las Vegas Boulevard, Suite 210

Las Vegas, Nevada 89119

Telephone: (702)761-6866

Facsimile: (850) 269-6801

Email: chris@ topshelfdistributing .com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Robert L. Sonfield, Jr., Esq.

Sonfield & Sonfield

2500 Wilcrest Drive, Suite 300

Houston, Texas 77042

Telephone: (713)877-8333

Facsimile: (713)877-1547

Email: robert@sonfield.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

Explanatory Note

The registrant previously filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-209326) to register shares of the registrant’s common stock for resale by the selling stockholder named herein. The registration statement was declared effective by the SEC on February 09, 2016. This Post-Effective Amendment No. 1 to Form S-1 is being filed to update the prospectus contained in the registration statement.

This Amendment is also being filed to disclose the role K.M. Delaney & Associates, LLC (now known as Argyle Corporate Services, LLC) and Kathleen M. Delaney, individually, in relation to the registrant. All applicable registration fees were paid by the registrant in connection with the initial filing of the registration statement.

No additional securities are being registered under this Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement. Accordingly, we hereby amend the Registration Statement by filing this Amendment, to the registration statement which relates to the registration of up to 590,000 shares of common stock.

- ii -

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY __, 2016

590,000  Shares of Common Stock

ARISTOCRAT GROUP CORP.

This prospectus relates to the sale or other disposition from time to time of 590,000 shares of our common stock, par value $0.001 per share, by our stockholder. The shares of our common stock issuable upon conversion of convertible promissory note issued by the Company January 31, 2015 and convertible at $0.01 per share.

The selling stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholder may sell the shares of common stock being registered pursuant to this prospectus.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is quoted on the OTC Market Group, Inc.’s OTCQB tier under the ASCC ticker symbol. On June 29, 2016 , the closing price of our common stock was $0.079 per share.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or JOBS Act. Please read the related disclosure contained on page 12 of this prospectus.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this Prospectus is:  _____________, 2016

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

PROSPECTUS SUMMARY	1

RISK FACTORS	2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	9

USE OF PROCEEDS	10

DILUTION	10

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	10

DESCRIPTION OF BUSINESS	12

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	13

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	15

EXECUTIVE COMPENSATION	18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	19

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	20

SELLING STOCKHOLDER	20

PLAN OF DISTRIBUTION	21

DESCRIPTION OF SECURITIES	24

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	25

LEGAL MATTERS	25

EXPERTS	26

INTERESTS OF NAMED EXPERTS AND COUNSEL	26

WHERE YOU CAN FIND MORE INFORMATION	26

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	26

INDEX TO FINANCIAL STATEMENTS	F-1

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholder has not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is the Selling Stockholder seeking an offer to buy, securities in any state where the offer or solicitation is not permitted. The information contained in this prospectus is complete and accurate as of the date on the front cover of this prospectus, but information may have changed since that date. We are responsible for updating this prospectus to ensure that all material information is included and we will update this prospectus to the extent required by law.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data and we do not make any representation as to the accuracy of the information.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, the selling stockholder may sell shares of our common stock from time to time in one or more offerings. Each time the shares are offered, a supplement to this prospectus will be provided that contains information about the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any shares, you should read carefully both this prospectus and the applicable prospectus supplement, together with the documents incorporated or deemed incorporated by reference herein (as described below under the heading “Incorporation of Certain Information by Reference”) and therein, and the additional information described below under the heading “Where You Can Find More Information.”

This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement. Neither we nor the selling stockholder have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise or except as otherwise noted, as used in this prospectus the words “Aristocrat” “we,” “Company,” “us” and “our” refer to Aristocrat Group Corp. and its consolidated subsidiaries. The term “selling stockholder” includes the successors-in-interest, donees, transferees or others who may later hold the selling stockholder’s interests.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock of Aristocrat Group Corp. (referred to herein as the “Company,” “we,” “our,” and “us”). You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the accompanying financial statements and notes before making an investment decision.

COMPANY OVERVIEW

We are part of the distilled spirits sector that enables us to enter into a large diverse market with broad appeal and several similar supporting market segments, such as the spirit industry and the music industry. These two sectors present many original opportunities for partnership, sponsorship and brand awareness activities.

Our current project is developing Big Box Vodka, which we expect to launch in 2016. Big Box Vodka is distilled from Idaho winter wheat using a continuous, four-column process. It will feature innovative packaging designed for maximum convenience and portability, making the product the perfect choice for spirits consumers on the go.

We entered into a distribution agreement (the “Distribution Agreement”) with Texas Top Shelf, LLC, a Texas limited liability company (“Texas Top Shelf”), in December 2015. Texas Top Shelf is not related to our subsidiary, Top Shelf Distributing, LLC. It is an alcoholic beverage distributor with a strong logistical backbone nationwide. The Distribution Agreement will allow us to expand our brand presence in North America’s most active distilled spirits markets resulting in increased sales and lower delivery costs for our RWB Ultra Premium Handcrafted Vodka (“RWB Vodka”) and future brands.

We are licensed as a nonresident seller in the State of Texas and vigorously market and sell RWB Vodka to wholesalers through our wholly owned subsidiary, Top Shelf Distributing, LLC. RWB Ultra Premium Handcrafted Vodka is a potato-based gluten-free vodka, which is actively distributed throughout North America and sold by a growing number of retailers.

On October 17, 2012, we formed Luxuria Brands LLC as a wholly owned subsidiary responsible for creating and developing unique and marketable alcoholic products.

Our Top Shelf subsidiary is exclusively focused on developing our distilled spirits line of business and our Ultra Premium Handcrafted Vodka. Top Shelf was organized January 15, 2013.

Level Two Holdings, LLC was organized January 10, 2013 as a wholly owned subsidiary of Luxuria Brands to comply with the requirements of the Texas Alcoholic Beverage Commission, the regulator of distribution and sale of alcoholic beverages in Texas.

In 2013, we engaged the management services of K.M. Delaney & Associates, LLC, an independent consulting company (“KMDA”), to assist the Company with essential back office services such as bookkeeping, accounting, web design and SEC compliance. The agreement with KMDA was originally oral and renewed each year until 2015 when the annual renewal for 2015 and 2016 was in writing. On June 1, 2016, KMDA ceased to provide these services and we engaged Argyle Corporate Services, LLC (“Argyle”) to assist the Company with certain back office services. See “ Directors, Executive Officers and Corporate Governance ” for a more complete description of the services provided by KMDA and Argyle. A copy of our engagement agreements with KMDA and Argyle are filed as exhibits to the registration statement of which this prospectus is a part.

We were incorporated in Florida on July 20, 2011 and reincorporated from Florida to Nevada April 1, 2015.

In connection with our reincorporation from Florida to Nevada each of our shareholders on the record date received one share of the Nevada Company’s common stock for each 100 shares of common stock they owned in the Florida company. Fractional shares were rounded up to the next whole share, and each shareholder received not less than five shares.

Our principal executive offices are located at 6671 South Las Vegas Boulevard, Suite 210, Las Vegas, Nevada 89119. Our telephone number is (702)761-6866. Our corporate website is www.aristocratgroupcorp.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

Our fiscal year end is July 31.

The Offering

Common Stock Offered	590,000 shares underlying convertible promissory note held by selling stockholder (1)

Common stock outstanding	4,272,157 shares of common stock

Common stock to be outstanding immediately after the offering	4,517,157 shares of common stock (2)

Use of Proceeds

We will not receive any proceeds upon the sale of shares of common stock by the selling stockholder in this offering. However, we received net proceeds of $269,815 upon the issuance of the convertible promissory note of which the common stock registered herein is issuable upon conversion. Selling stockholder will receive all of the proceeds from the sale of their shares offered by them under this prospectus. If all the registered shares are sold, our outstanding debt will be reduced by $5,900.

OTC Market Group, Inc.’s OTCQB tier	ASCC

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

(1)

This registration statement on Form S-1 became effective on February 9, 2016. On February 16, 2016 and February 22, 2016, the Company issued 170,000 shares and 175, 000 shares, respectively, the resale of which had been registered under Form S-1. Of the 590,000 shares included in this registration statement on Form S-1, 245,000 shares remain unissued.

(2)	Includes the common stock outstanding and 245,000 unissued shares which were included in this registration statement on Form S-1.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities. We believe the following discussion identifies the most significant risks and uncertainties that could adversely affect our business. If any of the following risks were actually to occur, our business, results of operations, cash flows, and financial condition could be materially and adversely affected. Additional risks not currently known to us, or that we currently deem to be immaterial, could also materially adversely affect our business, results of operations, cash flows, and financial condition in future periods.

Risks Related to Our Business

We have a history of operating losses and expect to continue to realize losses in the near future. Currently our operations are producing inadequate revenue to fund all operating costs, and we rely on investments by third parties to fund our business. Even as our revenue grows, we may not become profitable or be able to sustain profitability.

We have reported net losses of $ 5,781,179 from the date of inception through April 30, 2016 . We have not realized adequate revenue in order to support our operations. We expect to continue to incur net losses and negative cash flow from operations in the near future, and we will continue to experience losses for at least as long as it takes our company to generate adequate revenue by selling our distilled spirits. The size of these losses will depend, in large part, on whether we fully develop the distilled spirits industries, with a focus on the Vodka segment, in a profitable manner. To date, we have had only limited operating revenues. There can be no assurance that we will achieve material revenues in the future. Should we achieve a level of revenues that make us profitable, there is no assurance that we can maintain or increase profitability levels in the future.

There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

The following factors raise substantial doubt regarding the ability of our business to continue as a going concern: (i) the losses we incurred since our inception; (ii) our lack of significant operating revenues since inception through the date of this prospectus; and (iii) our dependence on the sale of equity or debt securities to continue in operation. We therefore expect to incur significant losses in the foreseeable future. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to curtail or cease our operations. If this happens, you could lose all or part of your investment.

Our lack of any profitable operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We do not have any substantial operating history, which makes it impossible to evaluate our business on the basis of historical operations.  Our business carries both known and unknown risks. As a consequence, our past results may not be indicative of future results. Although this is true for any business, it is particularly true for us because of our lacking any profitable operating history.

We might not succeed in our strategies for acquisitions and dispositions.

From time to time, we may attempt to acquire or invest in additional brands or businesses. We expect to continue to seek acquisition and investment opportunities that we believe will increase long-term shareholder value, but we may not be able to find and purchase brands or businesses at acceptable prices and terms. Acquisitions involve risks and uncertainties, including potential difficulties integrating acquired brands and personnel; the possible loss of key customers or employees most knowledgeable about the acquired business; implementing and maintaining consistent U.S. public company standards, controls, procedures, policies, and information systems; exposure to unknown liabilities; business disruption; and management distraction. Acquisitions, investments, or joint ventures could also lead us to incur additional debt and related interest expenses, issue additional shares, and become exposed to contingent liabilities, as well as lead to dilution in our earnings per share and reduction in our return on average invested capital. We could incur future restructuring charges or record impairment losses on the value of goodwill or other intangible assets resulting from previous acquisitions, which may also negatively affect our financial results.

We also evaluate from time to time the potential disposition of assets or businesses that may no longer meet our growth, return, or strategic objectives. In selling assets or businesses, we may not get prices or terms as favorable as we anticipated. We could also encounter difficulty in finding buyers on acceptable terms in a timely manner, which could delay our accomplishment of strategic objectives. Expected cost savings from reduced overhead relating to the sold assets may not materialize, and the overhead reductions could temporarily disrupt our other business operations. Any of these outcomes could negatively affect our financial performance.

We recently underwent changes in management, and the current management has no experience in managing a public company prior to joining the Company.

We underwent changes in management January 1, 2013 and December 31, 2015. While Mr. Less has prior business experience in the distribution of distilled spirits and alcoholic beverages before joining the Company, he does not have experience in managing a public company.

One of our stockholders has the ability to significantly influence any matters to be decided by the stockholders, which may prevent or delay a change in control of our company.

Bloise International Corp. currently owns approximately 30% of our common stock and 100% of our Series E preferred stock. As holder of the Series E preferred stock Bloise International Corp. is entitled, voting separately as a single class, to vote double the number of all other voting share resulting in 2/3rds of all votes. As a result, it could exert considerable influence over the outcome of any corporate matter submitted to our stockholders for approval, including the election of directors and any transaction that might cause a change in control, such as a merger or acquisition.  Any stockholders in favor of a matter that is opposed by this stockholder cannot overrule the vote of Bloise International Corp.

Chris Less is our sole director and officer and the loss of Mr. Less could adversely affect our business.

Since Mr. Less is currently our sole director and officer, if he were to die, become disabled, or leave our company, we would be forced to retain individuals to replace him. There is no assurance that we can find suitable persons to replace him if that becomes necessary. We have no “Key Man” life insurance at this time.

Risks Relating to our Alcoholic Beverage Business

National and local governments may adopt regulations or undertake investigations that could limit our business activities or increase our costs.

Our business is subject to extensive regulatory requirements regarding production, marketing and promotion, labeling, distribution, pricing, and trade practices, among others. Changes in laws, regulatory measures, or governmental policies, or in the manner in which current ones are interpreted, could cause us to incur material additional costs or liabilities, and jeopardize the continued existence or growth of our business in the affected market. Specifically, governments may prohibit, or impose or increase limitations on, advertising and promotional activities, or adopt other measures that could limit our opportunities to reach consumers or sell our products. Increases in regulation of this nature could substantially reduce consumer awareness for our products in the affected markets.

Changes in consumer preferences and purchases, and our ability to anticipate and react to them, could negatively affect our business results.

We are a branded consumer products company in a highly competitive market, and our success depends on our continued ability to offer consumers appealing, high-quality products. Consumer preferences and purchases may shift due to a host of factors, many of which are difficult to predict, including changes in economic conditions, demographic and social trends, public health policies and initiatives, changes in government regulation of beverage alcohol products and changes in travel, leisure, dining, gifting, entertaining, and beverage consumption trends. To continue to succeed, we must anticipate and respond effectively to shifts in demographics, consumer behavior, drinking tastes, and drinking occasions. Our business results could be negatively affected by shifts in demographic trends, specifically in the United States. Further, trends in the United States for several years after 2014 indicate a slight decrease in the population segment aged 21 to 24; fewer potential consumers in this age bracket could have a negative effect on industry growth rates and our business.

Production facility disruption could adversely affect our business.

Our largest brand, RWB Vodka, is produced at a single location. A catastrophic event causing physical damage, disruption, or failure at our major distillation or bottling facilities could adversely affect our business. A consequence of any of these or other supply or supply chain disruptions could be our inability to meet consumer demand for the affected products for a period of time. In addition, insurance proceeds may be insufficient to cover the replacement value of our inventory of maturing products and other assets if they were to be lost. Disaster recovery plans may not prevent business disruption, and reconstruction of any damaged facilities could require a significant amount of time.

The inherent uncertainty in supply/demand forecasting could adversely affect our business, particularly with respect to our aged products.

There is an inherent risk of forecasting imprecision in determining the quantity of aged and maturing products to store in a given year for future consumption. The forecasting strategies we use to balance product supply with fluctuations in consumer demand may not be effective for particular years, products, or markets. We cannot be sure that we will be successful in using various levers, such as price, to create the desired balance of available supply and consumer demand for particular years, products, or markets. As a consequence, we may be unable to meet consumer demand for the affected products for a period of time. Furthermore, not having our products in the market on a consistent basis may adversely affect our brand equity and future sales.

Higher costs or unavailability of materials could adversely affect our financial results, as could our inability to obtain certain finished goods.

Our products use a number of materials and ingredients that we purchase from suppliers. Our ability to make and sell our products depends upon the availability of the raw materials, product ingredients, finished products, wood, glass, bottles, bottle closures, packaging, and other materials used to produce and package them. Without sufficient quantities of one or more key materials, our operations and financial results could suffer. For instance, only a few glass producers make bottles on a scale sufficient for our requirements, and a single producer supplies most of our glass requirements. If any of our key suppliers were no longer able to meet our timing, quality, or capacity requirements, ceased doing business with us, or raised prices, and we could not promptly develop alternative cost-effective sources of supply or production, our operations and financial results could suffer.

Higher costs or insufficient availability of suitable raw materials, including potatoes, grain, water, glass, closures, and other input materials, or higher associated labor costs or insufficient availability of labor, may adversely affect our financial results, because we may not be able to pass along such cost increases or the cost of such shortages through higher prices to customers. Similarly, when energy costs rise, our transportation, freight, and other operating costs, such as distilling and bottling expenses, also may increase. Our financial results may be adversely affected if we are not able to pass along energy cost increases through higher prices to our customers without reducing demand or sales.

Weather, the effects of climate change, diseases, and other agricultural uncertainties that affect the mortality, health, yield, quality, or price of the various raw materials used in our products also present risks for our business, including in some cases potential impairment in the recorded value of our inventory. Changes in weather patterns or intensity can disrupt our supply chain as well, which may affect production operations, insurance costs and coverage, as well as the timely delivery of our products to customers.

Water is one of the major components of our products, so the quality and quantity of available water is important to our ability to operate our business. If hydrologic cycle patterns change, and droughts become more common or severe, or if the water supply were interrupted for other reasons, high-quality water could become scarce in some key production regions for our products.

If the social acceptability of our products declines or governments adopt policies disadvantageous to beverage alcohol, our business could be adversely affected.

Our ability to market and sell our products depends heavily on societal attitudes toward drinking and governmental policies that both flow from and affect those attitudes. In recent years, increased social and political attention has been directed at the beverage alcohol industry. The recent attention has focused largely on public health concerns related to alcohol abuse, including drunk driving, underage drinking, and the negative health impacts of the abuse and misuse of beverage alcohol. While most people who drink enjoy alcoholic beverages in moderation, it is commonly known and well reported that excessive levels or inappropriate patterns of drinking can lead to increased risk of a range of health conditions and, for certain people, can result in alcohol dependence. Some academics and public health officials as well as critics of the alcohol industry in the United States, Europe, and other countries around the world increasingly seek governmental measures to make beverage alcohol products more expensive, less available, or more difficult to advertise and promote. For example, the World Health Organization recently published a report on alcohol and its associated health risks and impacts, and encouraged governments to develop specific regulatory policies to reduce the harmful use of alcohol. If future research indicated more widespread serious health risks associated with alcohol consumption – particularly with moderate consumption – or if for any reason the social acceptability of beverage alcohol were to decline significantly, sales of our products could decrease.

We face substantial competition in our industry, and consolidation among beverage alcohol producers, wholesalers, or retailers, or changes to our route-to-consumer model, could hinder the marketing, sale, or distribution of our products.

We use different business models to market and distribute our products in North America. In the United States, we sell our products either to distributors for resale to retail outlets, directly to retail outlets or, in those states that control alcohol sales, to state governments who then sell them to retail customers and consumers. Consolidation among spirits producers, distributors, wholesalers, or retailers could create a more challenging competitive landscape for our products. Consolidation at any level could hinder the distribution and sale of our products as a result of reduced attention and resources allocated to our brands both during and after transition periods, because our brands might represent a smaller portion of the new business portfolio. Expansion into new product categories by other suppliers, or innovation by new entrants into the market, could increase competition in our product categories. Changes to our route-to-consumer models or partners in important markets could result in temporary or longer-term sales disruption, could result in higher implementation-related or fixed costs, and could negatively affect other business relationships we might have with that partner. Distribution network disruption or fluctuations in our product inventory levels at distributors, wholesalers, or retailers could negatively affect our results for a particular period.

Our competitors may respond to industry and economic conditions more rapidly or effectively than we do. Other suppliers, as well as wholesalers and retailers of our brands, offer products that compete directly with ours for shelf space, promotional displays, and consumer purchases. Pricing (including price promotions, discounting, couponing, and free goods), marketing, new product introductions, entry into our distribution networks, and other competitive behavior by other suppliers, and by wholesalers and retailers who sell their products against ours, could adversely affect our sales, margins, and profitability. While we seek to take advantage of the efficiencies and opportunities that large retail customers can offer, large retail customers often seek lower pricing and purchase volume flexibility, offer own-label competing products, and represent a large number of other competing products. If their leverage continues to increase, it could negatively affect our financial results.

Our business operations may be adversely affected by social, political and economic conditions affecting market risks the demand for and pricing of our products. These risks include:

•

Unfavorable economic conditions, and related low consumer confidence, high unemployment, weak credit or capital markets, sovereign debt defaults, sequestrations, austerity measures, higher interest rates, political instability, higher inflation, deflation, lower returns on pension assets, or lower discount rates for pension obligations

•	Changes in laws, regulations, or policies – especially those that affect the production, importation, marketing, sale, or consumption of our beverage alcohol products
•

Tax rate changes (including excise, sales, VAT, tariffs, duties, corporate, individual income, dividends, capital gains) or changes in related reserves, changes in tax rules (for example, LIFO, foreign income deferral, U.S. manufacturing and other deductions) or accounting standards, and the unpredictability and suddenness with which they can occur

•	Dependence upon the continued growth of our family of brands
•

Changes in consumer preferences, consumption, or purchase patterns – particularly away from clear spirits, our premium products, or spirits generally, and our ability to anticipate and react to them; bar, restaurant, travel, or other on-premise declines; unfavorable consumer reaction to new products, line extensions, package changes, product reformulations, or other product innovation

•	Decline in the social acceptability of beverage alcohol products in significant markets
•	Production facility or supply chain disruption
•	Imprecision in supply/demand forecasting
•	Higher costs, lower quality, or unavailability of energy, input materials, labor, or finished goods
•	Route-to-consumer changes that affect the timing of our sales, temporarily disrupt the marketing or sale of our products, or result in higher implementation-related or fixed costs
•	Inventory fluctuations in our products by distributors, wholesalers, or retailers
•

Competitors’ consolidation or other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets or distribution networks

•	Risks associated with acquisitions, dispositions, business partnerships, or investments – such as acquisition integration, or termination difficulties or costs, or impairment in recorded value
•	Insufficient protection of our intellectual property rights
•	Product recalls or other product liability claims; product counterfeiting, tampering, or product quality issues
•	Significant legal disputes and proceedings; government investigations (particularly of industry or company business, trade or marketing practices)
•	Failure or breach of key information technology systems
•	Negative publicity related to our company, brands, marketing, personnel, operations, business performance, or prospects
•	Business disruption, decline, or costs related to organizational changes, reductions in workforce, or other cost-cutting measures, or our failure to attract or retain key executive or employee talent

We require substantial funds to produce and market our distilled spirits.

Development and marketing of our alcoholic beverages, including our signature RWB Vodka, depends upon the results of marketing programs, feasibility studies and the recommendations of qualified professionals. Such activities require substantial funding. Before deciding to produce and market distilled spirits, we must consider several significant factors, including, but not limited to:

•	Costs of bringing the products into production;
•	Availability and costs of financing;
•	Ongoing costs of production;
•	Market prices for the products to be produced;
•	Environmental compliance regulations and restraints; and
•	Political climate and/or governmental regulation and control.

Risks Related to Our Common Stock

We lack an established trading market for our common stock, and you may be unable to sell your common stock at attractive prices or at all.

There is currently a limited trading market for our common stock in the OTCQB under the symbol “ASCC.” There can be no assurances given that an established public market will be obtained for our common stock or that any public market will last. As a result, we cannot assure you that you will be able to sell your common stock at attractive prices or at all.

The market price for our common stock may be highly volatile.

The market price for our common stock may be highly volatile. A variety of factors may have a significant impact on the market price of our common stock, including:

•	the publication of earnings estimates or other research reports and speculation in the press or investment community;
•	changes in our industry and competitors;
•	our financial condition, results of operations and prospects;
•	any future issuances of our common stock, which may include primary offerings for cash, and the grant or exercise of stock options from time to time;
•	general market and economic conditions; and
•	any outbreak or escalation of hostilities, which could cause a recession or downturn in our economy.

We may be subject to shareholder litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.

As discussed in the preceding risk factors, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may become the target of similar litigation. Securities litigation will result in substantial costs and liabilities and will divert management’s attention and resources.

Our future sales of common stock by management and other stockholders may have an adverse effect on the then prevailing market price of our common stock.

In the event a public market for our common stock is sustained in the future, sales of our common stock may be made by holders of our public float or by holders of restricted securities in compliance with the provisions of Rule 144 of the Securities Act of 1933. In general, under Rule 144, a non-affiliated person who has satisfied a six-month holding period in a company registered under the Securities Exchange Act of 1934, as amended, may, sell their restricted common stock without volume limitation, so long as the issuer is current with all reports under the Exchange Act in order for there to be adequate common public information. Affiliated persons may also sell their common shares held for at least six months, but affiliated persons will be required to meet certain other requirements, including manner of sale, notice requirements and volume limitations. Non-affiliated persons who hold their common shares for at least one year will be able to sell their common stock without the need for there to be current public information in the hands of the public. Future sales of shares of our public float or by restricted common stock made in compliance with Rule 144 may have an adverse effect on the then prevailing market price, if any, of our common stock.

Lack of Independent Directors.

The Sarbanes-Oxley Act of 2002 requires us as a public corporation to have an audit committee composed solely of independent directors. Currently, we have no independent directors and lack an Audit Committee of the board of directors.  Audit committee communications will have to go directly to board members and addressed with the board of directors. We can provide no assurances that we will be able to attract and maintain independent directors on our board or form an Audit Committee in compliance with Sarbanes-Oxley.

We do not expect to pay cash dividends in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. There is no assurance that we will pay any dividends in the future, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

As a public company, we are subject to complex legal and accounting requirements that will require us to incur significant expenses and will expose us to risk of non-compliance.

As a public company, we are subject to numerous legal and accounting requirements that do not apply to private companies. The cost of compliance with many of these requirements is material, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company. Our relative inexperience with these requirements may increase the cost of compliance and may also increase the risk that we will fail to comply. Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis, loss of market confidence and/or governmental or private actions against us. We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-à-vis our privately held and larger public competitors.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses and pose challenges for our management.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets.  Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

We will need to raise substantial additional capital in the future to fund our operations and we may be unable to raise such funds when needed and on acceptable terms.

The extent to which we sell equity or debt securities as a source of funding will depend on a number of factors, including the prevailing market price of our common stock, the volume of trading in our common stock and the extent to which we are able to secure funds from other sources.

When we elect to raise additional funds or additional funds are required, we may raise such funds from time to time through public or private equity offerings, debt financings, corporate collaboration and licensing arrangements or other financing alternatives. Additional equity or debt financing or corporate collaboration and licensing arrangements may not be available on acceptable terms, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing acquisition, licensing, development and commercialization efforts and our ability to generate revenues and achieve or sustain profitability will be substantially harmed.

If we raise additional funds by issuing equity securities, our stockholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences, which are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, our business, operating results, financial condition and prospects could be materially and adversely affected and we may be unable to continue our operations.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934 (the “Exchange Act”), commonly referred to as the “penny stock rule.”  Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act.  The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We are subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market.  A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks.  Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of our stockholders to sell their shares of common stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

While we currently qualify as an “emerging growth company” under the Jumpstart of Business Startups Act of 2012, or the JOBS Act, when we lose that status the costs and demands placed upon our management will increase.

Once we become a publicly reporting company, we will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion (as indexed for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer, ” as defined by the Securities and Exchange Commission, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon our management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if we would also no qualify as a smaller reporting company.

We are an “emerging growth company” and we cannot be certain that the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits “emerging growth companies” like us, upon becoming a publicly-reporting company, to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above, and are also exempt from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will cease to be an emerging growth company at such time as described in the risk factor immediately above. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile and could cause our stock price to decline.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or ourselves. In addition, the OTCQB is subject to extreme price and volume fluctuations in general.  This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Trading in our common stock on the OTC Markets is limited and sporadic making it difficult for our shareholders to sell their shares or liquidate their investments.

Trading in our common stock is currently published on the OTC Markets. The trading price of our common stock has been subject to wide fluctuations.  Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance.  In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

The issuance of our common stock to the selling stockholder may cause substantial dilution to our existing stockholders and the sale of the shares of common stock acquired by the selling stockholder could cause the price of our common stock to decline.

We are registering for sale 590,000 shares that we may issue to the selling stockholder. It is anticipated that shares registered in this offering will be sold over a period of up to approximately twelve months from the date of this prospectus. The number of shares ultimately offered for sale by the selling stockholder under this prospectus is dependent upon the number of shares the selling stockholder elects to convert from the convertible promissory note. Depending upon market liquidity at the time, sales of shares of our common stock issued upon conversion of the promissory note may cause the trading price of our common stock to decline.

The selling stockholder may sell all, some or none of our shares that it holds or comes to hold upon conversion of the promissory note. Sales by the selling stockholder of shares acquired upon conversion of the promissory note and sold under the registration statement, of which this prospectus is a part, may result in dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock by the selling stockholder in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We are registering 590,000 shares of common stock to be issued upon conversion of the promissory note. The sales of such shares could depress the market price of our common stock.

We are registering 590,000 shares of common stock under the registration statement of which this prospectus is a part, pursuant to the registration rights agreement with the selling stockholder. Notwithstanding the selling stockholder’s ownership limitation, the 590,000 shares will represent approximately 23.04% of our shares of common stock held by nonaffiliated shareholders immediately after issuance of the shares upon conversion of the promissory note. The sale of these shares into the public market by the selling stockholder could depress the market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “project,” “plan” or “continue,” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this prospectus are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

USE OF PROCEEDS

The selling stockholder will receive all of the proceeds from the sale of their shares offered by them under this prospectus. We will not receive any proceeds from the sale of the shares sold by the selling stockholder. If all the registered shares are sold, our outstanding debt will be reduced by $5,990 .

DILUTION

The sale of our common stock issuable upon conversion of the promissory note will have a dilutive impact on our shareholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline.

The sale of 345,000 shares of common stock included in this offering have already been reflected in the financial statements as of and for the period ended April 30, 2016. After giving effect to the sale in this offering of the remaining 245,000 shares of common stock at a conversion rate of $0.01 per share, our pro forma as adjusted net tangible book value as of April 30, 2016 would have been approximately $(1,545,394) , or $(0.39) per share of common stock. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.02 per share to our existing stockholders and an immediate dilution of $0.40 per share to our new shareholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Public Market for common stock

Our common stock began trading on the “Over the Counter” Bulletin Board (“OTC”) under the symbol “ASCC” in November 2015. The following table sets forth, for the period indicated, the prices of the common stock in the over-the-counter market, as reported and summarized by OTC Markets Group, Inc. These quotations represent inter-dealer quotations, without adjustment for retail markup, markdown, or commission and may not represent actual transactions. There is an absence of an established trading market for the Company’s common stock, as the market is limited, sporadic and highly volatile, which may affect the prices listed below.

	High	Low
Fiscal Year Ended July 31, 2015
Quarter ended July 31, 2015	$3.00	$0.51
Quarter ended April 30, 2015	$5.20	$1.50
Quarter ended January 31, 2015	$6.00	$1.50
Quarter ended October 31, 2014	$5.64	$1.00

Fiscal Year Ended July 31, 2014
Quarter ended July 31, 2014	$8.99	$3.00
Quarter ended April 30, 2014	$28.00	$6.13
Quarter ended January 31, 2014	$25.00	$5.50
Quarter ended October 31, 2013	$41.00	$17.50

Holders

We had approximately 6 record holders of our common stock as of June 29, 2016 , according to the books of our transfer agent. The number of our stockholders of record excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, does prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or
•

our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and do not plan to declare any dividends in the foreseeable future.

Common Stock

We are authorized to issue 480,000,000 shares of common stock, with a par value of $0.001. The closing price of our common stock on June 29, 2016 , as quoted by OTC Markets Group, Inc., was $0.079 . There were 4,272,157 shares of common stock issued and outstanding as of June 29, 2016 . All shares of common stock have one vote per share on all matters including election of directors, without provision for cumulative voting. The common stock is not redeemable and has no conversion or preemptive rights. The common stock currently outstanding is validly issued, fully paid and non-assessable. In the event of liquidation of the Company, the holders of common stock will share equally in any balance of the Company’s assets available for distribution to them after satisfaction of creditors and preferred shareholders, if any. The holders of the Company’s common are entitled to equal dividends and distributions per share with respect to the common stock when, as and if, declared by the Board of Directors from funds legally available.

Our Articles of Incorporation, our Bylaws, and the applicable statutes of the state of Nevada contain a more complete description of the rights and liabilities of holders of our securities.

During the year ended July 31, 2015, there was no modification of any instruments defining the rights of holders of the Company’s common stock and no limitation or qualification of the rights evidenced by the Company’s common stock as a result of the issuance of any other class of securities or the modification thereof.

On April 17, 2015, our reincorporation from Florida to Nevada resulted in a one-for-100 reverse stock split. Each shareholder received one share in the Nevada corporation for every 100 shares he held in the Florida corporation. Fractional shares were rounded up to the nearest whole share, and each shareholder received at least five shares.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock. On June 12, 2015, the board of directors designated 1,000,000 shares of Series E preferred stock. The Series E preferred stock has a par value of $0.001 and ranks subordinate to the Company’s common stock. The outstanding shares of Series E preferred stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of capital stock. On the same date, the Company issued 1,000,000 shares of Series E preferred stock to Bloise International Corporation, a Panama corporation whose beneficial owner is Ilya Solodov (“Bloise”), for compensation in a control transaction. Prior to this transaction, Bloise owned 1,275,872 shares of common stock, or approximately 62%, of the Company.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to continue to pursue our business plan or to undertake any expansion of our current business activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Off Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

Our financial statements are impacted by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete summary of these policies is included in Note 2 of the notes to our historical financial statements. We have identified and disclosed accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows and which require the application of significant judgment by management.

DESCRIPTION OF BUSINESS

History and General Overview

We were incorporated in Florida on July 20, 2011.

On April 1, 2015, the Company reincorporated from Florida to Nevada. The Company’s board of directors and majority shareholder consented to the reincorporation. Each of our shareholders on the record date received one share of the Nevada company’s common stock for each 100 shares of common stock they own in the Florida company. Fractional shares were rounded up to the next whole share, and each shareholder received at least five shares. The Nevada company is authorized to issue 480 million shares of common stock and 20 million shares of preferred stock, each with a par value of $0.001 per share. The information contained herein gives retroactive effect to the stock split for all periods presented.

On February 3, 2015, our board of directors adopted the 2015 Omnibus Equity Incentive Plan.

On October 17, 2012, we formed Luxuria Brands LLC as a wholly owned subsidiary. On January 10, 2013, we formed Level Two Holdings, LLC as our wholly owned subsidiary. On January 15, 2013, we formed Top Shelf Distributing, LLC (“Top Shelf”) as our wholly owned subsidiary.

Top Shelf is focused on developing our distilled spirits line of business and currently markets and sells RWB Ultra Premium Handcrafted Vodka (“RWB Vodka”).

We are part of the distilled spirits sector that enables us to enter into a large diverse market with broad appeal and several similar supporting market segments, such as the spirit industry and the music industry. These two sectors present many original opportunities for partnership, sponsorship and brand awareness activities.

Our current project is developing Big Box Vodka, which we expect to launch in 2016. Big Box Vodka is distilled from Idaho winter wheat using a continuous, four-column process. It will feature innovative packaging designed for maximum convenience and portability, making the product the perfect choice for spirits consumers on the go.

We entered into a distribution agreement (the “Distribution Agreement”) with Texas Top Shelf, LLC, a Texas limited liability company (“Texas Top Shelf”), in December 2015. Texas Top Shelf is not related to our subsidiary, Top Shelf Distributing, LLC. It is an alcoholic beverage distributor with a strong logistical backbone nationwide. The Distribution Agreement will allow us to expand our brand presence in North America’s most active distilled spirits markets resulting in increased sales and lower delivery costs for our RWB Ultra Premium Handcrafted Vodka (“RWB Vodka”) and future brands.

We are licensed as a nonresident seller in the State of Texas and vigorously market and sell RWB Vodka to wholesalers through our wholly owned subsidiary, Top Shelf Distributing, LLC. RWB Ultra Premium Handcrafted Vodka is a potato-based gluten-free vodka, which is actively distributed throughout North America and sold by a growing number of retailers.

On October 17, 2012, we formed Luxuria Brands LLC as a wholly owned subsidiary responsible for creating and developing unique and marketable alcoholic products.

Our Top Shelf subsidiary is exclusively focused on developing our distilled spirits line of business and our Ultra Premium Handcrafted Vodka. Top Shelf was organized January 15, 2013.

Level Two Holdings, LLC was organized January 10, 2013 as a wholly owned subsidiary of Luxuria Brands to comply with the requirements of the Texas Alcoholic Beverage Commission, the regulator of distribution and sale of alcoholic beverages in Texas.

In 2013, we engaged the management services of K.M. Delaney & Associates, LLC, an independent consulting company (“KMDA”), to assist the Company with essential back office services such as bookkeeping, accounting, web design and SEC compliance. The agreement with KMDA was originally oral and renewed each year until 2015 when the annual renewal for 2015 and 2016 was in writing. On June 1, 2016, KMDA ceased to provide these services and we engaged Argyle Corporate Services, LLC (“Argyle”) to assist the Company with certain back office services. See “ Directors, Executive Officers and Corporate Governance ” for a more complete description of the services provided by KMDA and Argyle. A copy of our engagement agreements with KMDA and Argyle are filed as exhibits to the registration statement of which this prospectus is a part.

We were incorporated in Florida on July 20, 2011 and reincorporated from Florida to Nevada April 1, 2015.

In connection with our reincorporation from Florida to Nevada each of our shareholders on the record date received one share of the Nevada Company’s common stock for each 100 shares of common stock they owned in the Florida company. Fractional shares were rounded up to the next whole share, and each shareholder received a not less than five shares.

Our principal executive offices are located at 6671 South Las Vegas Boulevard, Suite 210, Las Vegas, Nevada 89119. Our telephone number is (702)761-6866. Our corporate website is www.aristocratgroupcorp.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

Our fiscal year end is July 31.

Effective as of December 31, 2015, Chris Less was elected director, president, secretary, treasurer and chief executive officer to replace Robert Federowicz.

Plan of Operation

The Company is initially concentrating on the distilled spirits industry, with a focus on the Vodka segment. As a core direction, beverage alcohol marketing can be used as a platform to promote other business segments of the Company, such as event promotion. Vodka accounts for almost one quarter of all distilled spirits sales and continues to grow. Selecting the distilled spirits sector enables Aristocrat to enter into a large diverse market with broad appeal and several similar supporting categories, such as the spirit industry and the music industry.  These two sectors are easily linkable and present many original opportunities for partnership, sponsorship and brand awareness activities.

Top Shelf currently markets and sells RWB Ultra Premium Handcrafted Vodka (“RWB Vodka”). RWB Vodka is a potato-based, gluten-free vodka which is currently distributed in North America and sold by a growing number of retailers.

The Company is currently developing Big Box Vodka, which is expected to be launched in 2016. Big Box Vodka is distilled from Idaho winter wheat using a continuous, four-column process. It will feature innovative packaging designed for maximum convenience and portability, making the product the perfect choice for spirits consumers on the go.

In December 2015, the Company engaged Texas Top Shelf , LLC , a beverage alcohol distributor with a strong logistical backbone nationwide. This engagement will allow the Company to expand its brand presence in some of North America’s most crucial distilled spirits markets resulting in an increased sales footprint and lower delivery costs for RWB Vodka and future brands.

The Company is currently in negotiations to acquire or partner with Famous Brands, LLC, a Texas-based firm with a portfolio of 17 distilled spirits brands. A potential acquisition of Famous Brands would significantly increase our revenues in 2016 and beyond.

Employees

Our sole employee is Chris Less, our president, treasurer, secretary and sole director. Mr. Less is employed under a written employment agreement. See, Directors, Executive Officers and Corporate Governance.

Intellectual Property

We have no patents or trademarks.

Legal Proceedings

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Nine months ended April 30, 2016 compared to the nine months ended April 30, 2015.

Revenue

Revenue decreased to $65,385 for the nine months ended April 30, 2016, compared to $85,895 for the nine months ended April 30, 2015. The decline is largely due to reduced prices on our RWB Vodka product.

Cost of Goods Sold

Cost of goods sold decreased to $51,247 for the nine months ended April 30, 2016, compared to $70,550 for the comparable period in 2015. The decline is due to lower manufacturing costs.

Gross Profit

Gross profit decreased to $14,138 for the nine months ended April 30, 2016, compared to $15,345 for the nine months ended April 30, 2015. This was caused by the decrease in sales prices and manufacturing costs discussed above.

Sales and Marketing Expenses

We recognized sales and marketing expenses of $189,934 and of $387,786 for the nine months ended April 30, 2016 and 2015, respectively. We have reduced to the cost of our advertising and promotional spend as we have targeted more effective methods.

General and Administrative Expenses

We recognized general and administrative expenses $703,032 and of $711,158 for the nine months ended April 30, 2016 and  2015, respectively. The decrease was due to lower expenditure on professional fees and payroll expenses.

Interest Expense

Interest expense increased from $427,798 for the nine months ended April 30, 2015 to $782,569 for the nine months ended April 30, 2016. Interest expense for the nine months ended April 30, 2016 included amortization of discount on convertible notes payable in the amount of $597,548, compared to $329,354 for the comparable period of 2015. The remaining amount is the result of the Company entering into interest-bearing convertible notes payable.

Net Loss

We incurred a net loss of $1,661,397 for the nine months ended April 30, 2016 as compared to $1,511,397 for the comparable period of 2015. The increase in the net loss was primarily the result of increased interest expense.

Three months ended April 30, 2016 compared to the three months ended April 30, 2015.

Revenue

Revenue decreased to $29,053 for the three months ended April 30, 2016, compared to $34,885 for the three months ended April 30, 2015 as we earned less revenue per bottle of RWB Vodka.

Cost of Goods Sold

Cost of Goods Sold decreased to $20,665 for the three months ended April 30, 2016, compared to $32,583 for the comparable period in 2015. This is due to lower manufacturing costs for our RWB Vodka product.

Gross Profit

Gross profit increased to $8,388 for the nine months ended April 30, 2016, compared to $2,302 for the three months ended April 30, 2015 as a result of the decline in per unit revenue and lower manufacturing costs.

Sales and Marketing Expenses

We recognized sales and marketing expenses of $16,076 and $126,493 for the three months ended April 30, 2016 and 2015, respectively. This is a result of decreased expenses as we retarget our advertising.

General and Administrative Expenses

We recognized general and administrative expenses of $182,569 and $246,595 for the three months ended April 30, 2016 and 2015, respectively.  The decline is due to lower professional fees.

Interest Expense

Interest expense increased from $137,730 for the three months ended April 30, 2015 to $236,834 for the nine months ended April 30, 2016. Interest expense for the three months ended April 30, 2016 included amortization of discount on convertible notes payable in the amount of $39,065, compared to $97,866 for the comparable period of 2015. The remaining difference is due to higher interest on our convertible notes payable, as we carried higher average debt balance this year.

Net Loss

We incurred a net loss of $427,091 for the three months ended April 30, 2016 as compared to $508,516 for the comparable period of 2015. The increase in the net loss was primarily the result of increased interest expense.

Results of Operations

Fiscal year ended July 31, 2015 compared to the fiscal year ended July 31, 2014.

We incurred a net loss of $2,178,676 for the year ended July 31, 2015. We had a working capital deficit of $642,122 as of July 31, 2015. We do not anticipate having positive net income in the immediate future. Net cash used by operations for the year ended July 31, 2015 was $1,140,506.

We continue to rely on advances to fund operating shortfalls and do not foresee a change in this situation in the immediate future. There can be no assurance that we will continue to have such advances available. We will not be able to continue operations without them. We are pursuing alternate sources of financing, but there is no assurance that additional capital will be available to the Company when needed or on acceptable terms.

Revenue

Revenue increased to $114,433 for the year ended July 31, 2015, compared to $26,539 for the year ended July 31, 2014. The increase is primarily due to increase market awareness of our product. We have also expanded our distribution territory during fiscal year 2015.

Cost of Goods Sold

Cost of Goods Sold increased to $94,210 for the year ended July 31, 2015, compared to $25,334 for the comparable period in 2014. This is driven by the increased sales volume.

Gross Profit

Gross profit increased to $20,223 for the year ended July 31, 2015, compared to $1,205 for 2014. This is due to increased market awareness of the product, expanded distribution territory, and improved gross profit margins on our vodka sales.

Sales and Marketing Expenses

We recognized sales and marketing expenses of $480,612 and $382,165 for the year ended July 31, 2015 and 2014, respectively. During the year ended July 31, 2015, we increased the number of promotional events and increased our sponsorship. This was offset by a decline in traditional advertising.

General and Administrative Expenses

We recognized general and administrative expenses in the amount of $1,079,373 and $626,125 for the year ended July 31, 2015 and 2014, respectively. This was driven by additional costs for third-party sales persons to promote RWB vodka in new geographies. It is supplemented by increased professional fees for administrative services.

Interest Expense

Interest expense increased from $365,275 for the year ended July 31, 2014 to $638,914 for the year ended July 31, 2015. Interest expense for the year ended July 31, 2015 included $492,449 for amortization of discount on convertible notes payable in the amount of, compared to $302,409 for the comparable period of 2014. This is due to both the higher average debt balances and higher conversions on our convertible debt.

The remaining increase is due to higher contractual interest expenses on our convertible notes payable, which had a higher average balance in fiscal year 2015 than in fiscal year 2014.

Net Loss

We incurred a net loss of $2,178,676 for the year ended July 31, 2015 as compared to $1,372,360 for the comparable period of 2014. The increase in the net loss was mainly drive by increases in interest expense and professional fees.

Liquidity and Capital Resources

At April 30, 2016, we had cash on hand of $3,042. The company has negative working capital of $1,447,443. Net cash used in operating activities for the nine months ended April 30, 2016 was $833,506. Cash on hand is adequate to fund our operations for less than one month. We do not expect to achieve positive cash flow from operating activities in the near future. We will require additional cash in order to implement our business plan. There is no guarantee that we will be able to attain fund when we need them or that funds will be available on terms that are acceptable to the Company. We have no material commitments for capital expenditures as of April 30, 2016.

Additional Financing

Additional financing is required to continue operations. Although actively searching for available capital, the Company does not have any current arrangements for additional outside sources of financing and cannot provide any assurance that such financing will be available.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The Directors and Officers serving our Company are as follows:

Name and Address	Age	Positions Held
Chris Less 6671 South Las Vegas Boulevard, Suite 210 Las Vegas, Nevada 89119	52	President, Secretary, Treasurer, Chief Executive Officer, Principal Financial Officer and Director

The sole director named above has held his office since December 31, 2015 and will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the board of directors.

Biographical Information – Chris Less

Mr. Less, age 52, brings over twenty five years experience in consumer packaged goods, malt beverages and distribution, having previously been in charge of new business development, sales, marketing and merchandising at other beverage companies. From 2008 through 2011, Mr. Less was the high end brand manager for Silver Eagle Distributors. From 2011 through 2014, he was the region manager for Warsteiner USA. From 2015 until the present, he was director of sales and distribution for Big Bend Brewing Co. Mr. Less originally joined Aristocrat Group Corp. in November 2015 as general manager of its subsidiary, Top Shelf Distributing, LLC. Mr. Less holds a Bachelor of Science degree in Health Sciences and History from the University of North Alabama.

Chris Less has a written employment agreement with the Company under which he is being paid $70,000 per year with quarterly bonuses of up to $7,500 for his services to the Company.

We have not entered into any transactions with Chris Less described in Item 404(a) of Regulation S-K. Mr. Less was not appointed pursuant to any arrangement or understanding with any other person.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

During the past ten (10) years, none of our directors, persons nominated to become directors, executive officers, promoters or control persons was involved in any of the legal proceedings listen in Item 401(f) of Regulation S-K.

Arrangements with directors and executive officers

There are no arrangements or understandings between our sole executive officer and director and any other person pursuant to which he is to be selected as an executive officer or director.

Significant Employees and Consultants

We have no employees, other than our President, Chris Less.

Agreement with Argyle Corporate Services, LLC

The following is a summary of the material terms of our agreement with Argyle Corporate Services, LLC. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the agreement. Copies of our agreement is filed as an exhibit to the registration statement of which this prospectus is a part. See “ Where You Can Find More Information. ” References in this section to “we,” “company,” “us” and “our” refer only to Aristocrat Group Corp.

In 2013 we engaged the management services of K.M. Delaney & Associates, LLC (now known as Argyle Corporate Services, LLC), an independent consulting company, to assist the corporation with essential back office services such as bookkeeping, auditing, web design and SEC compliance. The agreement with K.M. Delaney was originally oral and renewed each year until 2015 when the annual renewals for 2015 and 2016 were in writing. A copy of our 2016 engagement agreement with Argyle is filed as an exhibit to the registration statement of which this prospectus is a part.

The relationship with Argyle enables us to share the services of key personnel such as bookkeeper, auditor, web designer, SEC compliance advisor, and other necessary services required of a publicly traded company. We are better able to afford these necessary services than if we had to engage such services independently.

The services performed by Argyle include identifying independent contractors and employees who have the ability to provide the various services that emerging companies are not able to afford on their own. These contractors work with start-up companies providing critical services such as accounting; SEC, OTCQB and FINRA compliance as well as state filing and compliance; web designs, management and hosting; auditor liaison; and budgeting advice; merger & acquisition guidance; along with work spaces as needed; phone & fax services; copy services; shared office supplies. Argyle acts in the capacity of paymaster, facilitating payment of the corporations’ accounts payable, documenting accounts receivable and acts as payroll clerk, maintaining financial records so the corporate accounts can meet auditor standards.

The contractors and employees report directly to officers and directors of the corporation and are available to the corporation Monday through Friday. Agreements with the contractors and employees expressly prohibit their officers, directors, associates and affiliates having an equity position in the company or buying and selling stock in any company serviced by Argyle, or its predecessor, K.M. Delaney & Associates. To our knowledge and the knowledge of Argyle, none of the contractors or employees, their officers, directors, associates or affiliates do not now and never have had a stock position in the company. The independent contractors and employees are never compensated with shares of any public corporation including the corporations represented by Argyle.

K.M. Delaney was a manager managed limited liability company. The sole member was Kathleen M. Delaney and the manager was Patrick Brown who exercised sole power to direct the affairs of the limited liability company. Argyle Corporate Services, the successor to K.M. Delaney & Associates, LLC is a member managed limited liability company. The sole member and manager is Patrick Brown who exercises sole power to direct the affairs of the limited liability company.

Kathleen M Delaney, individually, is an attorney licensed in Texas and Louisiana.  Ms. Delaney provides general legal counsel to the emerging corporations pursuant to an engagement arrangement with her law firm.  Legal counsel encompasses writing or reviewing contracts and non-disclosure agreements, answering legal questions, reviewing press releases for compliance with FINRA and SEC regulations and any other legal issue that may arise for which the corporate officer consults with the attorney. In addition, as part of the services provided by attorney Delaney, if the corporation is in need of specialized legal counsel, Ms. Delaney facilitates the corporation by locating a specialist and recommending same to the corporation.

Kathleen M Delaney does not provide any other support services and generally has no interaction with corporate officers outside of general legal support. We compensate Ms. Delaney pursuant to the terms of her engagement agreement.

Ms. Delaney does not have and has never had a stock position with any of the corporations she provides legal services for.  In addition, Ms. Delaney has not had a brokerage account in the last ten years.  She has never been compensated with shares of stock from any corporation she represents. Ms. Delaney has never sold stock nor has anyone ever sold stock on her behalf or at her request.  Ms. Delaney is not now nor has she ever been an associate or affiliate of any of the corporations she represents.

Code of Ethics

We have adopted a code of ethics that applies to our executive officers and employees.

Corporate Governance

Our business, property and affairs are managed by, or under the direction of, our board, in accordance with the Nevada Revised Statutes and our bylaws. Members of the board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management.

We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the board believes are the appropriate corporate governance policies and practices for our Company. We have adopted changes and will continue to adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and subsequent rule changes made by the SEC and any applicable securities exchange.

Director Qualifications and Diversity

The board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. Candidates shall have substantial experience with one or more publicly traded companies or shall have achieved a high level of distinction in their chosen fields. The board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in the finance and capital market industries.

In evaluating nominations to the board of directors, our board also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. Qualified candidates for membership on the board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Under the National Association of Securities Dealers Automated Quotations definition, an “independent director” means a person other than an officer or employee of the Company or its subsidiaries or any other individuals having a relationship that, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The board’s discretion in determining director independence is not completely unfettered. Further, under the NASDAQ definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $120,000 during the current or past three fiscal years; (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years; (4) has not (or whose immediate family members have not), over the past three years been employed as an executive officer of a company in which an executive officer of the Company has served on that company’s compensation committee; or (5) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years) a partner of our outside auditor.

At the present time, we have no independent directors.

Lack of Committees

We do not presently have a separately designated audit committee, compensation committee, nominating committee, executive committee or any other committees of our board of directors. As such, the sole director acts in those capacities. We believe that committees of the board are not necessary at this time given that we are in the exploration stage.

The term “Financial Expert” is defined under the Sarbanes-Oxley Act of 2002, as amended, as a person who has the following attributes: an understanding of generally accepted accounting principles and financial statements; has the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the company’s financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions.

Mr. Less does not qualify as an “audit committee financial expert.” We believe that the cost related to retaining such a financial expert at this time is prohibitive, given our current operating and financial condition. Further, because we are in the development stage of our business operations, we believe that the services of an audit committee financial expert are not necessary at this time.

The Company may in the future create an audit committee to consist of one or more independent directors. In the event an audit committee is established, of which there can be no assurances given, its first responsibility would be to adopt a written charter. Such charter would be expected to include, among other things:

•

being directly responsible for the appointment, compensation and oversight of our independent auditor, which shall report directly to the audit committee, including resolution of disagreements between management and the auditors regarding financial reporting for the purpose of preparing or issuing an audit report or related work;

•	annually reviewing and reassessing the adequacy of the committee’s formal charter;
•	reviewing the annual audited financial statements with our management and the independent auditors and the adequacy of our internal accounting controls;
•

reviewing analyses prepared by our management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	reviewing the independence of the independent auditors;
•

reviewing our auditing and accounting principles and practices with the independent auditors and reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditor or its management;

•	reviewing all related party transactions on an ongoing basis for potential conflict of interest situations; and
•	all responsibilities given to the audit committee by virtue of the Sarbanes-Oxley Act of 2002, which was signed into law by President George W. Bush on July 30, 2002.

Risk Oversight

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to the board for oversight. These risks include, without limitation, the following:

•	Risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.
•

Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

•	Risks and exposures relating to corporate governance; and management and director succession planning.
•	Risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of our common stock to file reports of ownership and change in ownership with the Securities and Exchange Commission and the exchange on which the common stock is listed for trading. Executive officers, directors and more than ten percent stockholders are required by regulations promulgated under the Exchange Act to furnish us with copies of all Section 16(a) reports filed. Based solely on our review of copies of the Section 16(a) reports filed for the fiscal year ended December 31, 2015, we believe that our executive officers, directors and ten percent stockholders complied with all reporting requirements applicable to them.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awards to, earned by, or paid to our named executive officer for all service rendered in all capacities to us for the fiscal years ended July 31, 2015 and 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Robert Federowicz	2015	118,462	5,000	—	—	—	—	—	123,462
CEO	2014	81,667	—	—	—	—	—	—	81,667

Mr. Chris Less replaced Robert Federowicz as interim sole director and officer effective December 31, 2015.

Outstanding Equity Awards at the End of the Fiscal Year

OUTSTANDING EQUITY AWARDS AT JULY 31, 2015

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)
Robert Federowicz	—	—	—	—	—	—	—	—	—

Cindy Morrissey	—	—	—	—	—	—	—	—	—

Stock Option Grants

We have not granted any stock options to our executive officers as of June 29, 2016 .

Employment Agreements

Chris Less has a written employment agreement with the Company under which he is being paid $70,000 per year with quarterly bonuses of up to $7,500 for his services to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 29, 2016 , with respect to the beneficial ownership of shares of the Company’s common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of the Company’s common stock, (ii) each of our Directors, (iii) each of our Executive Officers, and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of June 29, 2016 , there were 4,272,157 shares of the Company’s common stock issued and outstanding.

Name and Address of Beneficial Owner (1)	Number of Shares of Capital Stock Beneficially Owned (1)		Percentage Ownership (3)
	Common Stock	Preferred Stock	Common Stock	Preferred Stock
Bloise International Corporation (2) San Francisco, 65 East Street, House No. 35 Panama City Republic of Panama	1,289,901	1,000,000	30%	100%

Chris Less President, Secretary, Treasurer and Director 6671 South Las Vegas Boulevard, Suite 210 Las Vegas, Nevada 89119	-0-	-0-	-0-%	-0-%

All executive officers and directors as a group (one person)	-0-	-0-	-0-%	-0-%

(1)

Under Rule 13d-3 under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on June 29, 2016 .

(2)

The beneficial owner of Bloise Internation Corporation is Ilya Solodov. In addition to the 1,289,901 shares of common s tock owned, Bloise International Corporation also owns 1,000,000 shares of the Company’s Series E preferred stock. The outstanding shares of Series E preferred share have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of common stock. As a result, Bloise International Corporation has 2/3rds of the voting power of all shareholders at any time corporate action requires a vote of shareholders.

(3)	Our calculation of the percentage of beneficial ownership is based on 4,272,157 shares of common stock and 1,000,000 shares of Series E preferred stock outstanding as of June 29, 2016 .

Changes in Control

The Company underwent a change in management on December 31, 2015, when Robert Federowicz resigned as sole director and officer of the Company. Chris Less was elected to serve as interim sole director, president, secretary and treasurer. There are currently no arrangements which would result in a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

On March 31, 2015, we issued a $330,349 convertible note to Bloise International Corporation (“Bloise”). In return, Bloise paid $330,349 of our outstanding accounts payable. The note matures on March 31, 2017, bears interest at 10% per year and is convertible into common shares at a rate of $0.40 per share. Bloise is owned by Ilya Solodov.

On June 1, 2015, Bloise elected to convert $330,349 of principal on the note into 825,872 shares of common stock.

On June 12, 2015, we issued 1,000,000 shares of Series E preferred stock to Bloise for a control transaction. We valued the shares issued at $140,000.

Director Independence

Quotations for the Company’s common stock are entered on the Over-the-Counter Bulletin Board inter-dealer quotation system and the OTC Markets, which does not have director independence requirements. For purposes of determining director independence, the Company applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. As a result, the Company does not have any independent directors. Our sole director, Chris Less, is also the Company’s principal executive officer.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

SELLING STOCKHOLDER

When we refer to “Selling Stockholder” in this prospectus, we mean those persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors, and others who later come to hold any of the Selling Stockholder’s interests in shares of our common stock other than through a public sale.

The following table sets forth as of the date of this prospectus the name of each Selling Stockholder for whom we have registered shares of common stock for resale to the public and the number of shares of common stock that each Selling Stockholder may offer pursuant to this prospectus. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. The information set forth below is based on information known to us. The common stock being offered by the Selling Stockholder consists of a total of 590,000 shares of the common stock issued or issuable upon conversion of the convertible promissory note which is convertible at $0.01 per share.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. However, the convertible note provides that the Selling Stockholder may not convert if the conversion would cause a holder’s beneficial ownership of our common stock to exceed 4.9% of the outstanding shares of common stock. Therefore, although they are included in the table below, the number of shares of common stock for some listed persons may include shares that may not be purchased during a given 60-day period used for purpose of determining beneficial ownership.

Except for relationships noted in the Selling Stockholder table, none of the Selling Stockholder has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates.

Selling Stockholder	Shares beneficially owned prior to offering (2)	Percentage of outstanding shares beneficially owned before this offering (3)	Number of shares being registered/offered and sold in this offering	Number of shares beneficially owned post offering (4)	Percentage of outstanding shares beneficially owned post offering (5)
Vista View Ventures, Inc. (1)	175,000	4%	590,000	590,000	13%

(1)	Thomas Cloud is the natural person who exercises the sole voting and or dispositive powers with respect to the shares offered by the selling stockholder.

(2)

The numbers in the column reflect the total number of shares of common stock owned by Vista View Ventures, Inc. as of June 29, 2016, which were issued as a part of this offering . In addition to these shares, Vista View Ventures, Inc. holds various convertible promissory notes which are potentially convertible into a total of 172,379,610 shares of common stock of the Company. All of the convertible promissory notes are subject to a conversion cap of 4.9% of the total outstanding. Therefore, the holder of the convertible note does not have the “right” to hold more than the amount of the cap as expressed by the Commission’s amicus curiae brief in the case of Mark Levy v. Southbrook International Investments, Ltd. (2nd Cir. Mar 31, 2001).

(3)	The numbers in the column reflect the total number of shares of the common stock owned by the Selling Stockholder as a percentage of the number of shares outstanding.

(4)

This column assumes all the shares being registered hereunder are sold. Therefore, because of the conversion cap, the amount beneficially owned by such person, in accordance with Rule 13d-3, is 4.9% less the number of shares being registered hereunder.

(5)	Based on 4,272,157 shares of common stock issued and outstanding as of June 29, 2016 .

PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the over-the-counter market or any other stock exchange, market or trading facility on which the shares are traded, or in private transactions. These sales may be at fixed or negotiated prices. The distribution of the shares by the selling stockholder is not currently subject to any underwriting agreement. Each selling stockholder must use a broker-dealer which is registered in the state in which the selling stockholder seeks to sell their shares. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker- dealer as principal and resale by the broker-dealer for its account;

•	conducting business in places where business practices and customs are unfamiliar and unknown;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling stockholder to sell a specified number of the shares at a stipulated price per share;

•	a combination of any of these methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholder will be subject to the prospectus delivery requirements of the Securities Act, unless an exemption therefrom is available.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws and the selling stockholder’ expenses; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.

We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 under the Securities Act without regard to any volume limitation requirements under Rule 144 of the Securities Act.

Penny Stock Rules

Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than US $5.00. Penny stock rules require a broker- dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may in the future be subject to such penny stock rules in which care our stockholders would, in all likelihood, as a result of the penny stock rules, find it difficult to sell their securities.

The Company has not engaged any FINRA member firms to participate in the distribution of securities, except to the extent that certain broker dealers described below shall be selling shareholders in connection with certain warrants and underlying shares of Common Stock received in their capacity as placement agents for earlier private offerings. Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what are customary in the types of transactions involved. The registration statement of which this prospectus forms a part includes the shares of common stock underlying the warrants held by these firms and certain associated persons listed below. The SEC has indicated that it is their position that any broker-dealer firm which is a selling stockholder is deemed an underwriter and therefore these firms may be deemed an underwriter with respect to the securities being sold by them.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this Prospectus available to the selling stockholder for the purpose of satisfying the Prospectus delivery requirements of the Securities Act.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to these broker- dealers or other financial institutions of shares offered by this prospectus, which shares these broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect these transactions).

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In this event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed seven percent (7%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Because selling stockholder may be deemed to be “underwriters” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholder.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Regulation M

We have advised the each selling stockholder that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended.

During such time as it may be engaged in a distribution of any of the shares we are registering by this registration statement, the selling stockholder is required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed The selling stockholder that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised The selling stockholder of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

DESCRIPTION OF SECURITIES

This prospectus includes 590,000 shares of our common stock offered by the selling stockholder. The following description of the material terms of our securities is only a summary. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to Nevada law and our charter and bylaws as in effect at the time of any offering. Copies of our articles of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” References in this section to “we,” “company,” “us” and “our” refer only to Aristocrat Group Corp. You should also refer to our certificate of incorporation and bylaws, which have been included as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

We have authorized capital stock currently consists of 500,000,000 shares of capital stock, of which 480,000,000 are shares of common stock, par value $0.001 per share, and 20,000,000 are shares of preferred stock, par value $0.001 per share.

As of June 29, 2016 , we had 4,272,157 shares of common stock held of record by approximately 6 shareholders of record and 1,000,000 shares of Series E preferred stock outstanding.

Nevada Anti-Takeover Law and Charter and Bylaws Provisions

Nevada Revised Statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more shareholders, at least 100 of whom are shareholders of record and residents of the State of Nevada; and do business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our Company.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors are authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

The issuance in the future of a newly designated class or series of preferred shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our capital stock.  The effect on your common stock ownership depends on the terms of the designation of the preferred stock outstanding.

Series E Preferred Stock

On June 12, 2015, the board of directors designated 1,000,000 shares of Series E preferred stock. The Series E preferred stock has a par value of $0.001 and ranks subordinate to the Company’s common stock. The outstanding shares of Series E preferred stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of capital stock. On the same date, the Company issued 1,000,000 shares of Series E preferred stock to Bloise International Corporation, a Panama corporation whose beneficial owner is Ilya Solodov (“Bloise”), for compensation in a control transaction.

So long as any shares of Series E preferred stock remain outstanding, the holders are entitled, voting separately as a single class, to vote double the number of all other voting share resulting in 2/3rds of all votes.  The Series E preferred shares have no other economic value. The shares are not convertible into any other class of securities, are not entitled to dividends and do not participate in distributions in liquidation.

The issuance in the future of a newly designated class or series of preferred shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our capital stock.  The effect on your common stock ownership depends on the terms of the designation of the preferred stock outstanding.

Convertible Promissory Note

As of June 29, 2016 , we had outstanding $269,815 principal amount and accrued interest of $33,955 of an unsecured convertible promissory note. The note is convertible at the holders’ option at any time into approximately 30,377,000 shares of our common stock at conversion rates of $0.01 per share. 590,000 shares of the common stock issued or issuable upon conversion of the note are being registered by this prospectus. Conversion is limited to not more than 4.9% of the outstanding shares of common stock at any time.

Transfer Agent

Our transfer agent is Island Stock Transfer, 15500 Roosevelt Blvd., Suite 301, Clearwater, FL 33760.

OTC Market Group, Inc.’s OTCQB tier Quotation

Our common stock is quoted on the OTC Market Group, Inc.’s OTCQB tier under the trading symbol “ASCC.”

Warrants

As of the date of this prospectus we have no outstanding warrants.

Dividends

We have never declared or paid any cash dividends on shares of our capital stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that it will indemnify its officers and directors to the full extent permitted by Nevada state law. Our bylaws provide that we will indemnify and hold harmless our officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on our behalf, to the full extent allowed by Nevada law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Sonfield & Sonfield, Houston, Texas. Internal corporate matters are passed upon for us by Kathleen M. Dailey, Esq., Houston, Texas.

EXPERTS

The consolidated financial statements of our company included in this prospectus and in the registration statement have been audited by MaloneBailey, LLP, an independent registered public accountant, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

The consolidated financial statements of our company included in this prospectus and in the registration statement have been audited by GBH CPAs, PC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ARISTOCRAT GROUP CORP.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	April 30, 2016	July 31, 2015

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,042	$7,411
Accounts receivable	30,657	8,585
Prepaid expenses	49,786	37,103
Inventory	8,746	10,365
Total current assets	92,231	63,464

Fixed assets net of accumulated depreciation of $2,738 and $1,520, respectively	5,397	6,615
Security deposits	1,367	1,367
TOTAL ASSETS	$98,995	$71,446

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$288,033	$210,793
Advances payable	18,385	—
Current portion of convertible notes payable, net of discount of $789,723 and $512,883, respectively	1,000,166	409,518
Current portion of accrued interest payable	233,090	85,275
Total current liabilities	1,539,674	705,586

Convertible notes payable, net of discount of $1,029,704 and $1,093,340, respectively	56,509	49,609
Accrued interest payable	50,656	44,886
Accrued interest payable to related party	—	5,611
TOTAL LIABILITIES	1,646,839	805,692

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ DEFICIT
Common Stock, $0.0010 par value; 480,000,000 shares authorized; 3,768,957 and 2,010,628 shares issued and outstanding at April 30, 2016 and July 31, 2015, respectively	3,769	2,011
Preferred Stock, $0.0010 stated value; 20,000,000 shares authorized; 1,000,000 shares issued and outstanding at April 30, 2016 and July 31, 2015	1,000	1,000
Additional paid-in capital	4,228,566	3,382,525
Accumulated deficit	(5,781,179)	(4,119,782)
Total stockholders’ deficit	(1,547,844)	(734,246)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$98,995	$71,446

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ARISTOCRAT GROUP CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Nine months ended April 30,		Three months ended April 30,
	2016	2015	2016	2015

REVENUE	$65,385	$85,895	$29,053	$34,885
COST OF GOODS SOLD	51,247	70,550	20,665	32,583
GROSS PROFIT	14,138	15,345	8,388	2,302

OPERATING EXPENSES
Sales and marketing expenses	189,934	387,786	16,076	126,493
General and administrative expenses	703,032	711,158	182,569	246,595
Total operating expenses	892,966	1,098,944	198,645	373,088

LOSS FROM OPERATIONS	(878,828)	(1,083,599)	(190,257)	(370,786)

OTHER INCOME (EXPENSE)
Interest expense	(782,569)	(427,798)	(236,834)	(137,730)

NET LOSS	$(1,661,397)	$(1,511,397)	$(427,091)	$(508,516)

NET LOSS PER COMMON SHARE: Basic and diluted	$(0.56)	$(1.86)	$(0.12)	$(0.61)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING: Basic and diluted	2,963,805	811,737	3,694,146	840,418

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ARISTOCRAT GROUP CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

(UNAUDITED)

	Common Stock		Series E Preferred Stock		Additional Paid In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

BALANCE, July 31, 2015	2,010,628	$2,011	1,000,000	$1,000	$3,382,525	$(4,119,782)	$(734,246)

Common stock issued for conversion of debt	1,758,329	1,758	—	—	35,289	—	37,047
Beneficial conversion discount on issuance of convertible note payable	—	—	—	—	810,752	—	810,752
Net Loss	—	—	—	—	—	(1,661,397)	(1,661,397)

BALANCE, April 30, 2016	3,768,957	$3,769	1,000,000	$1,000	$4,228,566	$(5,781,179)	$(1,547,844)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ARISTOCRAT GROUP CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended April 30,
	2016	2015

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(1,661,397)	$(1,511,397)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of discount on convertible note payable	597,548	329,354
Depreciation	1,218	1,110

Changes in operating assets and liabilities:
Accounts receivable and accrued revenue	(22,072)	(2,457)
Inventory	1,619	(15,331)
Prepaid expenses	(12,683)	51,503
Accounts payable and accrued liabilities	77,240	216,997
Accrued interest payable	185,021	95,729
Accrued interest payable to related party	—	2,715
NET CASH USED IN OPERATING ACTIVITIES	(833,506)	(831,777)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	—	(8,135)
NET CASH USED IN INVESTING ACTIVITIES	—	(8,135)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from advances	829,137	867,488
NET CASH PROVIDED BY FINANCING ACTIVITIES	829,137	867,488

NET INCREASE (DECREASE) IN CASH	(4,369)	27,576

CASH, at the beginning of the period	7,411	13,103

CASH, at the end of the period	$3,042	$40,679

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$—	$—
Taxes	$—	$—

Noncash investing and financing transaction:
Refinance of advances into convertible notes payable	$810,752	$867,488
Beneficial conversion discount on convertible note payable	$810,752	$867,488
Conversion of accrued interest on convertible notes payable into common stock	$31,436	$120,000
Conversion of accrued interest payable to related party into common stock	$5,611	$—
Noncurrent convertible notes payable reclassified to current convertible notes payable	$867,488	$—
Convertible notes payable issued to related party in exchange for payment of accounts payable	$—	$330,349

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ARISTOCRAT GROUP CORP.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016

Note 1. General Organization and Business

Aristocrat Group Corp. (collectively with its subsidiaries, the “Company”, “we”, “our”), a Nevada corporation, was incorporated on July 20, 2011. Our year-end is July 31.

On October 17, 2012, we formed Luxuria Brands LLC as a wholly owned subsidiary. On January 10, 2013, we formed Level Two Holdings, LLC as our wholly owned subsidiary. On January 15, 2013, we formed Top Shelf Distributing, LLC (“Top Shelf”) as our wholly owned subsidiary.

Top Shelf is focused on developing our distilled spirits line of business and currently markets and sells RWB Ultra Premium Handcrafted Vodka (“RWB Vodka”).

Note 2. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the nine months ended April 30, 2016, the Company had a net loss of $1,661,397 and negative cash flow from operating activities of $833,506. As of April 30, 2016, the Company had negative working capital of $1,447,443. Management does not anticipate having positive cash flow from operations in the near future.

These factors raise a substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

The Company does not have the resources at this time to repay its credit and debt obligations, make any payments in the form of dividends to its shareholders or implement its business plan. Without additional capital, the Company will not be able to remain in business.

Management has plans to address the Company’s financial situation as follows:

In the near term, management plans to continue to focus on raising the funds necessary to implement the Company’s business plan. Management will continue to seek out debt financing to obtain the capital required to meet the Company’s financial obligations. There is no assurance, however, that lenders will continue to advance capital to the Company or that the new business operations will be profitable. The possibility of failure in obtaining additional funding and the potential inability to achieve profitability raise doubts about the Company’s ability to continue as a going concern.

In the long term, management believes that the Company’s projects and initiatives will be successful and will provide cash flow to the Company, which will be used to finance the Company’s future growth. However, there can be no assurances that the Company’s planned activities will be successful, or that the Company will ultimately attain profitability. The Company’s long-term viability depends on its ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of its business operations, and the ability of the Company to achieve adequate profitability and cash flows from operations to sustain its operations.

Note 3. Summary of Significant Accounting Policies

Interim Financial Statements

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, the consolidated financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These consolidated financial statements should be read in conjunction with the consolidated financial statements for the fiscal year ended July 31, 2015 and notes thereto and other pertinent information contained in our Form 10-K the Company has filed with the Securities and Exchange Commission (the “SEC”).

The results of operations for the nine month period ended April 30, 2016 are not necessarily indicative of the results to be expected for the full fiscal year ending July 31, 2016.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purpose of the financial statements, cash equivalents include all highly liquid investments with maturity of three months or less. Cash and cash equivalents were $3,042 and $7,411 at April 30, 2016 and July 31, 2015, respectively.

Inventory

Inventory consists solely of finished goods, which consist entirely of bottled vodka. Inventory is recorded at weighted average cost.

Revenue Recognition

The Company follows ASC 605, Revenue Recognition recognizing revenue when persuasive evidence of an arrangement exists, product delivery has occurred or the services have been rendered, the price is fixed or determinable and collectability is reasonably assured.

Sales of RWB Vodka are recognized when the product has been delivered to the purchaser.

Earnings (Loss) per Common Share

The Company computes basic and diluted earnings per common share amounts in accordance with ASC Topic 260, Earnings per Share. The basic earnings (loss) per common share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per common share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation. The Company’s convertible debt is considered anti-dilutive due to the Company’s net loss for the nine months ended April 30, 2016 and 2015. For the three months ended April 30, 2016 and 2015, potentially issuable shares as a result of conversions of convertible notes payable have been excluded from the calculation. At April 30, 2016, the Company had 172,379,610 potentially issuable shares upon the conversion of convertible notes payable and interest.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period between the origination of these instruments and their expected realization.

FASB Accounting Standards Codification (ASC) 820 Fair Value Measurements and Disclosures (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 -	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 -

Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 -	Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2016. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, and accrued expenses. The fair value of the Company’s notes payable is estimated based on current rates that would be available for debt of similar terms that is not significantly different from its stated value.

Significant Concentrations

During the nine months ended April 30, 2016, three customers generated 32%, 30% and 10% of our revenue. As of April 30, 2016, those three customers represented 69%, 4% and 20% of our accounts receivable. All accounts receivable from these customers were received subsequent to the end of the period.

All of the Company’s inventory was manufactured by a single supplier during the nine months ended April 30, 2016. The Company believes that, in the event that its significant customers are unable to continue to purchase the Company’s product, there are a substantial number of alternative buyers for its product at a competitive price. The Company believes that, in the event that its supplier is unable to continue to supply the Company’s product, there are alternative suppliers for its product at a competitive price.

Recently Issued Accounting Pronouncements

There were various other accounting standards and interpretations issued recently, none of which are expected to a have a material impact on the Company’s consolidated financial position, operations or cash flows.

Note 4. Related Party Transaction

On September 1, 2015, Bloise International Corporation, a significant shareholder of the Company, converted $5,611 of accrued interest on a convertible note into 14,029 shares of our common stock.

Note 5. Advances

During the nine months ended April 30, 2016 and 2015, the Company received net, non-interest bearing advances totaling $829,137 and $867,488, respectively. Vista View Ventures, Inc. provided $810,752 and $867,488 of these advances for the nine months ended April 30, 2016 and 2015, respectively. These advances ae not collateralized, non-interest bearing and are due on demand. The advances were paid from Vista View Ventures Inc. to K.M. Delaney and Associates (See Note 8.) (“KMDA”) and then by KMDA to the Company on behalf of Vista View Ventures Inc. These advances are typically converted to convertible notes payable on a quarterly basis as discussed below. As of April 30, 2016 and July 31, 2015, advances in the amount of $18,385 and $0, respectively, are due under advances from third parties and are included in current liabilities on the consolidated balance sheets.

Note 6. Convertible Notes Payable

Convertible notes payable due to Vista View Ventures Inc. consisted of the following at April 30, 2016 and July 31, 2015:

	April 30, 2016	July 31, 2015

Convertible note in the original principal amount of $516,920, issued October 31, 2013 maturing October 31, 2015, bearing interest at 10% per year, convertible into common stock at a rate of $0.02 per share	$320,342	$320,342
Convertible note in the original principal amount of $83,265, issued November 30, 2013 maturing November 30, 2015, bearing interest at 10% per year, convertible into common stock at a rate of $0.01 per share	83,265	83,265
Convertible note in the original principal amount of $117,719, issued January 1, 2014 maturing January 1, 2016, bearing interest at 10% per year, convertible into common stock at a rate of $0.01 per share	117,719	117,719
Convertible note in the original principal amount of $401,075, issued July 31, 2014 maturing July 31, 2016, bearing interest at 10% per year, convertible into common stock at a rate of $0.01 per share	401,075	401,075
Convertible note in the original principal amount of $331,561, issued October 31, 2014 maturing October 31, 2016, bearing interest at 10% per year, convertible into common stock at a rate of $0.01 per share	331,561	331,561
Convertible note in the original principal amount of $269,815, issued January 31, 2015 maturing January 31, 2017, bearing interest at 10% per year, convertible into common stock at a rate of $0.025 per share	269,815	269,815
Convertible note in the original principal amount of $266,112, issued April 30, 2015 maturing April 30, 2017, bearing interest at 10% per year, convertible into common stock at a rate of $0.90 per share	266,112	266,112
Convertible note in the original principal amount of $275,461, issued July 31, 2015 maturing July 31, 2017, bearing interest at 10% per year, convertible into common stock at a rate of $0.80 per share.	275,461	275,461
Convertible note in the original principal amount of $521,122, issued October 31, 2015 maturing October 31, 2018, bearing interest at 10% per year, convertible into common stock at a rate of $0.45 per share.	521,122	—
Convertible note in the original principal amount of $161,937, issued January 31, 2016 maturing January 31, 2019, bearing interest at 10% per year, convertible into common stock at a rate of $0.14 per share.	161,937	—
Convertible note in the original principal amount of $127,693, issued April 30, 2016, maturing April 30, 2019, bearing interest at 10% per year, convertible into common stock at a 60% discount to the market price.	127,693	—
Total convertible notes payable	2,876,102	2,065,350

Less: current portion of convertible notes payable	(1,789,889)	(922,401)
Less: discount on noncurrent convertible notes payable	(1,029,704)	(1,093,340)
Long-term convertible notes payable, net of discount	$56,509	$49,609

Current portion of convertible notes payable	1,789,889	922,401
Less: discount on current convertible notes payable	(789,723)	(512,883)
Current convertible notes payable, net of discount	$1,000,166	$409,518

All principal along with accrued interest is payable on the maturity date. The notes are convertible into common stock at the option of the holder. The holder of the notes cannot convert the notes into shares of common stock if that conversion would result in the holder owning more than 4.9% of the outstanding stock of the Company.

Convertible notes issued

During the nine months ended April 30, 2016, the Company signed convertible promissory notes that refinance non-interest bearing advances into convertible notes payable. The convertible promissory notes bear interest at 10% per annum and are payable along with accrued interest. The convertible promissory note and unpaid accrued interest are convertible into common stock at the option of the holder.

Date Issued	Maturity Date	Interest Rate	Conversion Rate	Amount of Note
October 31, 2015	October 31, 2018	10%	Fixed at $0.45 per share	$521,122
January 31, 2016	January 31, 2019	10%	Fixed at $0.14 per share	161,937
April 30, 2016	April 30, 2019	10%	60% discount to market	127,693
				$810,752

For notes convertible at a discount to the market price, we use a 5-day volume weighted average to determine the market price.

The Company evaluated the terms of the new notes in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock and determined that the underlying common stock is indexed to the Company’s common stock. The Company determined that the conversion features did not meet the definition of a liability and therefore did not bifurcate the conversion feature and account for it as a separate derivative liability. The Company evaluated the conversion feature for a beneficial conversion feature. The effective conversion price was compared to the market price on the date of the note and was deemed to be less than the market value of underlying common stock at the inception of the note. Therefore, we recognized discounts for beneficial conversion features of $521,122, $161,937 and $127,693 on October 31, 2015, January 31, 2016 and April 30, 2016, respectively. The discount is amortized over the life of the notes using the effective interest method. The discount is amortized at effective interest rates of 192%, 192% and 317%, respectively. The beneficial conversion feature was recorded as increase to additional paid-in capital and a discount to the convertible note.

The Company amortized $597,548 and $329,354 of the discount on the convertible notes payable to interest expense during the nine months ended April 30, 2016 and 2014.

Conversions into Common Stock

During nine months ended April 30, 2016, the holder of our convertible promissory note dated October 31, 2013, elected to convert $31,436 of accrued interest into 1,744,300 shares of common stock at a rate of $0.02 per share.

During nine months ended April 30, 2016, Bloise International, elected to convert $5,611 of accrued interest into 14,029 shares of common stock at a rate of $0.40 per share.

Note 7. Stockholders’ Equity

Conversion of shares

During nine months ended April 30, 2016, the holders of our convertible notes elected to convert accrued interest into shares of common stock as detailed below:

Date	Amount Converted	Number of Shares Issued
August 14, 2015	$840	42,000
August 24, 2015	1,770	88,500
September 1, 2015	5,611	14,029
September 2, 2015	420	21,000
September 11, 2015	1,780	89,000
September 24, 2015	2,700	135,000
October 8, 2015	690	34,500
October 16, 2015	4,418	220,900
November 16, 2015	3,560	178,000
December 22, 2015	4,140	207,000
January 7, 2016	1,310	65,500
January 18, 2016	3,098	154,900
February 1, 2016	3,260	163,000
February 16, 2016	1,700	170,000
February 22, 2016	1,750	175,000
Total	$37,047	1,758,329

Note 8. Commitments

During the nine months ended April 30, 2016 and 2015, KMDA has provided office space and certain administrative functions to the Company under a management services agreement. The services provided include a furnished executive suite, use of office equipment and supplies, accounting and bookkeeping services, treasury and cash management services, financial reporting, and other support staffing requirements. As a part of the services provided to the Company, KMDA receives the advances from the lender (See Note 5.) and disburses those funds to the Company. During the nine months ended April 30, 2016 and 2015, KMDA billed the Company $153,826 and $163,978, respectively, for those services. At April 30, 2016, $22,269 was owed for these services.

We rent office space in Las Vegas, Nevada; Houston, Texas and Vancouver, British Columbia. We also rent warehouse space in Houston, Texas. All leases are short-term with expiration dates of one year or less from the origination date.

In January 2016, the Company received a notice from the Texas Alcoholic Beverage Commission (the “TABC”) that an administrative case had been filed against the Company’s permit to distribute distilled spirits in the State of Texas. The TABC asserted that the Company’s private labeling contract to produce RWB Vodka resulted in unauthorized manufacturing activities by the Company. The TABC has issued a cease and desist order which prohibits the manufacturer from shipping additional RWB Vodka to the Company under their existing permit. The Company is not prohibited from selling the RWB Vodka which is already held in inventory. The Company resolved this matter by selling all of their existing inventory to a third-party distributor, surrendering their existing distribution permit and applying for a non-resident seller permit from the TABC. The non-resident seller permit was issued by the TABC in May 2016. Under the non-resident seller permit, the Company would be allowed to distribute its products through a third-party distributor instead of selling directly to retailers as had in the past.

Note 9. Subsequent Events

On May 19, 2016, a third party purchased $40,000 of principal from Vista View Ventures on our convertible promissory note dated April 30, 2015. We agreed to modify the terms of the note such that it now bears interest at 5% per year, and is convertible into common stock at a 49% discount to the lowest trading price over the preceding twenty trading days to the conversion date.

On the same date, the holder of the note discussed above elected to convert principal of $9,078 into 178,000 shares of common stock of the Company in accordance with the terms of the modified note. On June 6, 2016, the holder of the note discussed above elected to convert principal of $9,078 into 178,000 shares of common stock of the Company in accordance with the terms of the modified note. On June 14, 2016, the holder of the note discussed above elected to convert principal of $8,967 into 194,500 shares of common stock of the Company in accordance with the terms of the modified note.

Effective May 1, 2016, the management services agreement with KMDA was canceled (See Note 8.). Effective on the same date, the Company entered into a management services agreement with Argyle Corporate Services, LLC (“Argyle”). Under the terms of the management services agreement, Argyle will provide accounting and bookkeeping services, treasury and cash management services, financial report, audit coordination and other support services for a fee of $11,000 per month. The agreement has a term of one year and will automatically renew for a one-year term unless terminated earlier.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Aristocrat Group Corp

Las Vegas, Nevada

We have audited the accompanying consolidated balance sheet of Aristocrat Group Corp and its subsidiaries (collectively the “Company”) as of July 31, 2015, and the related consolidated statements of income, stockholders’ equity (deficit), and cash flows for the year then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aristocrat Group Corp and their subsidiaries as of July 31, 2015, and the results of their consolidated operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered losses from operations and has negative operating cash flows, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEBAILEY, LLP

www.malone-bailey.com

Houston, Texas

November 16, 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Aristocrat Group Corp.

Miramar Beach, Florida

We have audited the accompanying consolidated balance sheet of Aristocrat Group Corp. as of July 31, 2014, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of Aristocrat Group Corp.’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aristocrat Group Corp., as of July 31, 2014, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

November 13, 2014

ARISTOCRAT GROUP CORP.

CONSOLIDATED BALANCE SHEETS

	July 31, 2015	July 31, 2014
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$7,411	$13,103
Accounts receivable	8,585	7,770
Prepaid expenses	37,103	57,168
Inventory	10,365	14,906
Total current assets	63,464	92,947

Fixed assets net of accumulated depreciation of $1,520 and $0, respectively	6,615	—
Security Deposits	1,367	1,367
TOTAL ASSETS	$71,446	$94,314

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$210,793	$307,084
Current portion of convertible notes payable, net of discount of $512,883 and $0, respectively	409,518	—
Current portion of accrued interest payable	85,275	—
Total current liabilities	705,586	307,084

Convertible notes payable, net of discount of $1,093,340 and $955,723, respectively.	49,609	70,751
Accrued interest payable	44,886	12,196
Accrued interest payable to related party	5,611	—
TOTAL LIABILITIES	805,692	390,031

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock, $0.0010 par value; 480,000,000 and 480,000,000 shares authorized; 2,010,628 and 780,418 shares issued and outstanding at July 31, 2015 and July 31, 2014, respectively	2,011	780
Series E Preferred Stock, $0.0010 stated value; 20,000,000 shares authorized; 1,000,000 shares issued and outstanding at July 31, 2015 and July 31, 2014, respectively	1,000	—
Additional paid-in capital	3,382,525	1,644,609
Accumulated deficit	(4,119,782)	(1,941,106)
Total stockholders’ equity (deficit)	(734,246)	(295,717)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$71,446	$94,314

On April 17, 2015, we effected a one-for-100 reverse stock split. All share and per share amounts have been restated.

The accompany notes are an integral part of these consolidated financial statements.

ARISTOCRAT GROUP CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended July 31,
	2015	2014

REVENUE	$114,433	$26,539
COST OF GOODS SOLD	94,210	25,334

GROSS PROFIT	20,223	1,205

OPERATING EXPENSES
Sales and marketing expenses	480,612	382,165
General and administrative expenses	1,079,373	626,125

LOSS FROM OPERATIONS	(1,539,762)	(1,007,085)

OTHER INCOME (EXPENSE)
Interest expense	(638,914)	(365,275)

NET LOSS	$(2,178,676)	$(1,372,360)

NET LOSS PER COMMON SHARE – Basic and fully diluted	$(2.20)	$(2.12)

COMMON SHARES OUTSTANDING Basic and fully diluted	988,456	647,245

On April 17, 2015, we effected a one-for-100 reverse stock split. All share and per share amounts have been restated.

The accompany notes are an integral part of these consolidated financial statements.

ARISTOCRAT GROUP CORP.

CONSOLIDATED STATEMENT OF CHANGE IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Series E Preferred Stock		Additional Paid In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

BALANCE, July 31, 2013	622,500	$622	—	$—	209,953	$(568,746)	$(358,171)

Common shares issued for conversion of notes	157,918	158	—	—	315,677	—	315,835
Discount on issuance of convertible notes	—	—	—	—	1,118,979	—	1,118,979
Net loss	—	—	—	—	—	(1,372,360)	(1,372,360)

BALANCE, July 31, 2014	780,418	$780	—	$—	1,644,609	$(1,941,106)	$(295,717)

Common shares issued for conversion of notes	402,450	403	—	—	126,446	—	126,849
Common shares issued for conversion of notes to related party	825,872	826	—	—	329,523	—	330,349
Discount on issuance of convertible notes	—	—	—	—	1,142,949	—	1,142,949
Preferred shares issued for control transaction	—	—	1,000,000	1,000	139,000	—	140,000
Share rounding on reverse split	1,888	2	—	—	(2)	—	—
Net Loss	—	—	—	—	—	(2,178,676)	(2,178,676)

BALANCE, July 31, 2015	2,010,628	$2,011	1,000,000	$1,000	$3,382,525	$(4,119,782)	$(734,246)

On April 17, 2015, we effected a one-for-100 reverse stock split. All share and per share amounts have been restated.

The accompany notes are an integral part of these consolidated financial statements.

ARISTOCRAT GROUP CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended July 31,
	2015	2014

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(2,178,676)	$(1,372,360)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of discount on convertible note payable	492,449	302,409
Depreciation & amortization	1,520	—
Preferred stock issued for control transaction	140,000	—
Changes in operating assets and liabilities:
Accounts receivable	(815)	(7,770)
Inventory	4,541	(14,906)
Prepaid expenses	20,065	31,441
Accounts payable and accrued liabilities	233,945	204,210
Accrued interest payable	140,854	62,867
Accrued interest payable to related party	5,611	—
NET CASH USED IN OPERATING ACTIVITIES	(1,140,506)	(794,109)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(8,135)	—
NET CASH USED IN INVESTING ACTIVITIES	(8,135)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from advances	1,142,949	602,059
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,142,949	602,059

NET INCREASE (DECREASE) IN CASH	(5,692)	(192,050)

CASH, at the beginning of the period	13,103	205,153

CASH, at the end of the period	$7,411	$13,103

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$—	$—
Taxes	$—	$—

Noncash investing and financing transaction:
Refinancing of advances into convertible notes payable	$1,142,949	$1,118,979
Beneficial conversion on convertible note payable	$1,142,949	$1,118,979
Conversion of convertible notes payable	$126,849	$315,835
Conversion of convertible notes payable to related party	$330,349	$—
Convertible note issued for reduction in accounts payable	$330,349	$—

The accompany notes are an integral part of these consolidated financial statements.

ARISTOCRAT GROUP CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2015

Note 1. General Organization and Business

Overview

Aristocrat Group Corp. was incorporated on July 20, 2011 in Florida.

On April 1, 2015, the Company reincorporated from Florida to Nevada. The Company’s board of directors and majority shareholder consented to the reincorporation. Each of our shareholders on the record date received one share of the Nevada company’s common stock for each 100 shares of common stock they own in the Florida company. Fractional shares will be rounded up to the next whole share, and each shareholder received at least five shares. The Nevada company is authorized to issue 480 million shares of common stock and 20 million shares of preferred stock, each with a par value of $0.001 per share. The board of directors and officers of the Nevada company consists of the same persons who are currently directors and officers

On February 3, 2015, our board of directors adopted the 2015 Omnibus Equity Incentive Plan.

On October 17, 2012, we formed Luxuria Brands LLC as a wholly owned subsidiary. On January 10, 2013, we formed Level Two Holdings, LLC as our wholly owned subsidiary. On January 15, 2013, we formed Top Shelf Distributing, LLC (“Top Shelf”) as our wholly owned subsidiary.

Top Shelf is focused on developing our distilled spirits line of business and currently markets and sells RWB Ultra Premium Handcrafted Vodka (“RWB Vodka”).

Our fiscal year end is July 31.

Note 2. Going Concern

For the year ended July 31, 2015, the Company had a net loss of $2,178,676 and negative cash flow from operating activities of $1,140,506. As of July 31, 2015, the Company had negative working capital of $642,122. Management does not anticipate having positive cash flow from operations in the near future.

These factors raise a substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

The Company does not have the resources at this time to repay its credit and debt obligations, make any payments in the form of dividends to its shareholders or fully implement its business plan. Without additional capital, the Company will not be able to remain in business.

Management has plans to address the Company’s financial situation as follows:

In the near term, management plans to continue to focus on raising the funds necessary to implement the Company’s business plan. Management will continue to seek out debt financing to obtain the capital required to meet the Company’s financial obligations. There is no assurance, however, that lenders will continue to advance capital to the Company or that the new business operations will be profitable. The possibility of failure in obtaining additional funding and the potential inability to achieve profitability raise doubts about the Company’s ability to continue as a going concern.

In the long term, management believes that the Company’s projects and initiatives will be successful and will provide cash flow to the Company, which will be used to finance the Company’s future growth. However, there can be no assurances that the Company’s planned activities will be successful, or that the Company will ultimately attain profitability. The Company’s long-term viability depends on its ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of its business operations, and the ability of the Company to achieve adequate profitability and cash flows from operations to sustain its operations.

Note 3. Summary of Significant Accounting Policies

The significant accounting policies that the Company follows are:

Basis of Presentation

The consolidated financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). The financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts and operations of Aristocrat Group Corp., and its wholly owned subsidiaries Luxuria Brands, LLC; Level Two Holdings, LLC; and Top Shelf Distributing, LLC (collectively referred to as the “Company”). All material intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain prior period amounts have been reclassified to conform with the current period presentation.

Cash and Cash Equivalents

For the purpose of the financial statements, cash equivalents include all highly liquid investments with maturity of three months or less. Cash and cash equivalents were $7,411 and $13,103 at July 31, 2015 and July 31, 2014, respectively.

Accounts Receivable

Pursuant to FASB ASC paragraph 310-10-35-47 trade receivables that management has the intent and ability to hold for the foreseeable future shall be reported in the balance sheet at outstanding principal adjusted for any charge-offs and the allowance for doubtful accounts. The Company follows FASB ASC paragraphs 310-10-35-7 through 310-10-35-10 to estimate the allowance for doubtful accounts. Pursuant to FASB ASC paragraph 310-10-35-9, losses from uncollectible receivables shall be accrued when both of the following conditions are met: (a) Information available before the financial statements are issued or are available to be issued (as discussed in Section 855-10-25) indicates that it is probable that an asset has been impaired at the date of the financial statements, and (b) The amount of the loss can be reasonably estimated. Those conditions may be considered in relation to individual receivables or in relation to groups of similar types of receivables. If the conditions are met, accrual shall be made even though the particular receivables that are uncollectible may not be identifiable. The Company reviews individually each trade receivable for collectability and performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and general economic conditions that may affect a client’s ability to pay. Bad debt expense is included in general and administrative expenses, if any.

Pursuant to FASB ASC paragraph 310-10-35-41 Credit losses for trade receivables (uncollectible trade receivables), which may be for all or part of a particular trade receivable, shall be deducted from the allowance. The related trade receivable balance shall be charged off in the period in which the trade receivables are deemed uncollectible. Recoveries of trade receivables previously charged off shall be recorded when received. The Company charges off its trade account receivables against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

As of July 31, 2015 and 2014, the Company had no allowance for bad debt.

Inventory

Inventory consists solely of finished goods, which consist entirely of bottled vodka. Inventory is recorded at weighted average cost.

Fixed Assets

Our fixed assets include a trailer which was acquired during the year ended July 31, 2015. We depreciate the trailer over a five-year life using the straight-line depreciation method. During the year ended July 31, 2015, we recognized depreciation expense of $1,520.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the long-lived asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If it is determined that an impairment loss has occurred, the loss is measured as the amount by which the carrying amount of the long-lived asset exceeds its fair value. During the years ended July 31, 2015 and 2014, the Company has not recognized any impairment loss.

Revenue Recognition

The Company follows ASC 605, Revenue Recognition recognizing revenue when persuasive evidence of an arrangement exists, product delivery has occurred or the services have been rendered, the price is fixed or determinable and collectability is reasonably assured.

Sales of RWB Vodka are recognized when the product has been delivered to the purchaser.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized as of at July 31, 2015 or July 31, 2014.

Earnings (Loss) per Common Share

The Company computes basic and diluted earnings per common share amounts in accordance with ASC Topic 260, Earnings per Share. The basic earnings (loss) per common share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per common share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no dilutive shares outstanding for any periods reported.

In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation. The Company’s convertible debt is considered anti-dilutive due to the Company’s net loss for the year ended July 31, 2015 and 2014. As a result, the Company did not have any potentially dilutive common shares for those periods. For the three months ended July 31, 2015 and 2014, potentially issuable shares as a result of conversions of convertible notes payable have been excluded from the calculation. At July 31, 2015, the Company had 148,683,079 potentially issuable shares upon the conversion of convertible notes payable and interest.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period between the origination of these instruments and their expected realization.

FASB Accounting Standards Codification (ASC) 820 Fair Value Measurements and Disclosures (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 -	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 -

Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 -	Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of July 31, 2015. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, and accrued expenses. The fair value of the Company’s notes payable is estimated based on current rates that would be available for debt of similar terms that is not significantly different from its stated value.

Significant Concentrations

During the year ended July 31, 2015, two customers generated 53% and 10% of our revenue. During the year ended July 31, 2014, those same customers generated 0% and 100% of our revenue. As of July 31, 2015, those two customers represented 95% and 0% of accounts receivable. All accounts receivable from these customers were received subsequent to the end of the period.

All of the Company’s inventory was manufactured by a single supplier during the year ended July 31, 2015. The Company believes that, in the event that its significant customers are unable to continue to purchase the Company’s product, there are a substantial number of alternative buyers for its product at a competitive price. The Company believes that, in the event that its supplier is unable to continue to supply the Company’s product, there are alternative suppliers for its product at a competitive price.

Recently Issued Accounting Pronouncements

There were various other accounting standards and interpretations issued recently, none of which are expected to a have a material impact on the Company’s consolidated financial position, operations or cash flows.

Note 4. Advances

During the years ended July 31, 2015 and 2014, the Company received net, non-interest bearing advances from Vista View Ventures Inc. totaling $1,142,949 and $602,059, respectively. No amounts were due under these advances as of July 31, 2015 and July 31, 2014. These advances are not collateralized, non-interest bearing and are due on demand. The advances were paid from Vista View Ventures, Inc. to KM Delaney and Assoc. (See Note 9) (“KMDA”) and then by KMDA to the Company on behalf of Vista View Ventures, Inc. These advances are typically converted to convertible notes payable on a quarterly basis as discussed below.

Note 5. Convertible Notes Payable

Convertible notes payable due to Vista View Ventures Inc. consisted of the following at July 31, 2015 and July 31, 2014:

	July 31, 2015	July 31, 2014

Convertible note in the original principal amount of $516,920, issued October 31, 2013 and due October 31, 2015, bearing interest at 10% per year, convertible into common stock at a rate of $0.02 per share	$320,342	$424,415
Convertible note in the original principal amount of $83,265, issued November 30, 2013 and due November 30, 2015, bearing interest at 10% per year, convertible into common stock at a rate of $0.01 per share	83,265	83,265
Convertible note in the original principal amount of $117,719, issued January 1, 2014 and due January 1, 2016, bearing interest at 10% per year, convertible into common stock at a rate of $0.01 per share	117,719	117,719
Convertible note in the original principal amount of $401,075, issued July 31, 2014 and due July 31, 2016, bearing interest at 10% per year, convertible into common stock at a rate of $0.01 per share	401,075	401,075
Convertible note in the original principal amount of $331,561, issued October 31, 2014 and due October 31, 2016, bearing interest at 10% per year, convertible into common stock at a rate of $0.01 per share	331,561	—
Convertible note in the original principal amount of $269,815, issued January 31, 2015 and due January 31, 2017, bearing interest at 10% per year, convertible into common stock at a rate of $0.025 per share	269,815	—
Convertible note in the original principal amount of $266,112, issued April 30, 2015 and due April 30, 2017, bearing interest at 10% per year, convertible into common stock at a rate of $0.90 per share	266,112	—
Convertible note in the original principal amount of $275,461, issued July 31, 2015 and due July 31, 2017, bearing interest at 10% per year, convertible into common stock at a rate of $0.80 per share.	275,461	—
Total convertible notes payable	2,065,350	1,026,474

Less: current portion of convertible notes payable	(922,401)	—
Less: discount on noncurrent convertible notes payable	(1,093,340)	(955,723)
Long-term convertible notes payable, net of discount	$49,609	$70,751

Current portion of convertible notes payable	922,401	—
Less: discount on current convertible notes payable	(512,883)	—
Long-term convertible notes payable, net of discount	$409,518	$—

All principal along with accrued interest is payable on the maturity date. The notes are convertible into common stock at the option of the holder. The holder of the notes cannot convert the notes into shares of common stock if that conversion would result in the holder owning more than 4.9% of the outstanding stock of the Company.

In connection with the one-for-100 reverse common stock split on April 17, 2015, the conversion rates of the outstanding convertible notes payable were not modified. As a result, in the event all potentially issuable shares were converted, the holders of the existing notes at July 31, 2015 would be issued 148,669,051 shares of common stock representing approximately 98% of the Company’s total shares outstanding on an if-converted basis. The holders of the notes are limited to holding no greater than 4.99% of the common stock at any time.

Convertible notes issued

During the year ended July 31, 2015, the Company signed convertible promissory notes that refinance non-interest bearing advances into convertible notes payable. The convertible promissory notes bear interest at 10% per annum and are payable along with accrued interest. The convertible promissory note and unpaid accrued interest are convertible into common stock at the option of the holder.

Date Issued	Maturity Date	Interest Rate	Conversion Rate	Amount of Note	Beneficial Conversion Discount
October 31, 2014	October 31, 2016	10%	$0.01	$331,561	$331,561
January 31, 2015	January 31, 2017	10%	$0.01	269,815	269,815
April 30, 2015	April 30, 2017	10%	$0.90	266,112	266,112
July 31, 2015	July 31, 2017	10%	$0.80	275,461	275,461
Total				$$1,142,949	$$1,142,949

During the year ended July 31, 2014, the Company signed convertible promissory notes of $1,118,979 in total with Vista View Ventures Inc., which refinanced non-interest bearing advances. These notes are payable at maturity and bear interest at 10% per annum. The holder of the notes may not convert the convertible promissory note into common stock if that conversion would result in the holder owing more than 4.99% of the number of shares of common stock outstanding on the conversion date. The convertible promissory notes are convertible into common stock at rates of between $0.02 and $0.01 per share at the option of the holder.

Date Issued	Maturity Date	Interest Rate	Conversion Rate Per Share	Amount of Note
October 31, 2013	October 31, 2015	10%	$0.02	$516,920
November 30, 2013	November 30, 2015	10%	0.01	83,265
January 31, 2014	January 31, 2016	10%	0.01	117,719
July 31, 2014	July 31, 2016	10%	0.01	401,075
Total				$1,118,979

The Company evaluated the terms of the new notes in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock and determined that the underlying common stock is indexed to the Company’s common stock. The Company determined that the conversion features did not meet the definition of a liability and therefore did not bifurcate the conversion feature and account for it as a separate derivative liability. The Company evaluated the conversion feature for a beneficial conversion feature. The effective conversion price was compared to the market price on the date of the note and was deemed to be less than the market value of underlying common stock at the inception of the note. Therefore, the Company recognized discounts for beneficial conversion features as shown in the table above. The discount is amortized over the life of the notes using the effective interest method. The Company amortized $492,449 and $302,409 of the discount on the convertible notes payable to interest expense during the years ended July 31, 2015 and 2014, respectively.

Conversions into Common Stock

Vista View Ventures Inc. periodically sells or assigns a portion of its interest in the outstanding principal and interest of the Convertible Note Payable dated October 31, 2013 to three unrelated entities in accordance with the existing terms of the note. During the year ended July 31, 2015, Montego Blue Enterprises Corporation, THM Consulting Corp., and Jaxon Group Corp. received assignments of $61,440, $1,640 and $649, respectively. All of the debt assigned was converted into shares of common stock and is included in the table below.

During year ended July 31, 2015, the holders of the Convertible Note Payable dated October 31, 2013 elected to convert principal and accrued interest in the amounts show below into share of common stock at a rate of $0.02 per share. On the conversion date, the unamortized discount related to the principal amount converted was immediately amortized to interest expense. No gain or loss was recognized on the conversions as they occurred within the terms of the agreement that provided for conversion.

Date	Amount Converted	Number of Shares Issued
December 8, 2014	$60,000	30,000
December 9, 2014	60,000	30,000
June 2, 2015	1,520	76,000
June 5, 2015	1,440	72,000
June 29, 2015	1,000	50,000
July 8, 2015	600	30,000
July 17, 2015	1,640	82,000
July 23, 2015	649	32,450
Total	$126,849	402,450

During year ended July 31, 2014, the holders of the convertible note payable dated March 31, 2013 converted $167,075 of principal and $18,864 of accrued interest into 9,291,774 shares of common stock. Also, during the year ended July 31, 2014, the holders of the convertible note payable dated October 31, 2013 converted $92,505 of principal and $37,391 of accrued interest into 6,500,000 shares of common stock. On the conversion dates, the unamortized discount related to the beneficial conversion feature was amortized to interest expense.

Note 6. Convertible Note Payable to Related Party

On March 31, 2015, we issued a convertible note payable for $330,349 to Bloise International Corporation (“Bloise”), a significant shareholder of the Company. The note proceeds were used to reduce our accounts payable by the same amount. The note matures on March 31, 2017. This note is unsecured, bears interest at 10% and is convertible into shares of common stock at a rate of $0.40 per share. As discussed below, all principal on the note was fully converted and is no longer outstanding as of July 31, 2015.

The Company evaluated the terms of the notes in accordance with ASC Topic No. 815 – 40, Derivatives and Hedging - Contracts in Entity’s Own Stock and determined that the underlying common stock is indexed to the Company’s common stock. The Company determined that the conversion features did not meet the definition of a liability and therefore did not bifurcate the conversion feature and account for it as a separate derivative liability. The Company evaluated the conversion features for a beneficial conversion feature. The effective conversion price was compared to the market price on the date of the notes and was deemed to be greater than the market value of underlying common stock at the inception of the note. As a result, we determined that no beneficial conversion feature was necessary on this note.

Conversions into Common Stock

On June 1, 2015, Bloise International Corporation elected to convert $330,349 of principal into 825,872 shares of our common stock at a rate of $0.40 per share. No gain or loss was recognized on the conversions as they occurred within the terms of the agreement that provided for conversion. As of July 31, 2015, we owed Bloise $5,611 of accrued interest on the note.

Note 7. Debt Repayment Commitments

We have commitments to repay the following debt over the next five years:

	Year ended July 31,
	2016	2017	2018	2019	2020	Total
Convertible notes	$ 922,401	$ 1,142,949	—	—	—	$ 2,065,350
Total	$ 922,401	$ 1,142,949	—	—	—	$ 2,065,350

Note 8. Stockholders’ Equity

Beneficial Conversion Discount on Convertible Notes Payable

During the years ended July 31, 2015 and 2014, we recognized beneficial conversion discounts on issuance of convertible notes payable of $1,142,949 and $1,118,979, respectively. See Note 7.

Conversion of shares

During year ended July 31, 2015, we issued 402,450 shares of common stock as a result of conversions of convertible notes payable of $126,849. The conversions were effected by the original payee of the note or its subsequent assigns as discussed in Note 5 above. During the same period we issued 825,872 shares of common stock to Bloise as a result of a conversion of a convertible note payable of $330,349. During the year ended July 31, 2014, we issued 157,918 shares of common stock as a result of conversions of convertible notes payable of $315,835.

Preferred Stock

On June 12, 2015, the board of directors designated 1,000,000 shares of Series E preferred stock. The Series E preferred stock has a par value of $0.001 and ranks subordinate to the Company’s common stock. The outstanding shares of Series E preferred stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of capital stock. On the same date, the Company issued 1,000,000 shares of Series E preferred stock to Bloise International Corporation, a Panama corporation whose beneficial owner is Ilya Solodov (“Bloise”), for compensation in a control transaction. Prior to this transaction, Bloise owned 1,275,872 shares of common stock, or approximately 62%, of the Company. These shares were valued at $140,000 which was the estimated market value of the Series E Preferred Stock on the date of the transaction. The market value was determined by estimating the market value of the controlling interest in a public company.

Note 9. Commitments

During the years ended July 31, 2015 and 2014, KM Delaney & Assoc. (“KMDA”) has provided office space and certain administrative functions to the Company. The services provided include a furnished executive suite, use of office equipment and supplies, accounting and bookkeeping services, treasury and cash management services, financial reporting, and other support staffing requirements. As a part of the services provided to the Company, KMDA receives the advances from the lender (See Note 7.) and disburses those funds to the Company. During the years ended July 31, 2015 and 2014, KMDA billed the Company $198,858 and $169,061, respectively, for those services. At July 31, 2015, no amounts were owed for these services.

We rent office space in Las Vegas, Nevada; Houston, Texas and Vancouver, British Columbia. We also rent warehouse space in Houston, Texas. All leases are short-term with expiration dates of one year or less from the origination date.

Note 10. The Jaxon Investment Agreement

On September 15, 2014, we entered into an investment agreement (the “Jaxon Investment Agreement”) with Jaxon Group Corp., a Louisiana corporation (“Jaxon”). Pursuant to the terms of the Jaxon Investment Agreement, Jaxon committed to purchase up to $5,000,000 of our common stock over a period of up to thirty-six (36) months.

In connection with the Jaxon Investment Agreement, we also entered into a registration rights agreement with Jaxon, pursuant to which we are obligated to file a registration statement with the SEC covering 10,000,000 shares of our common stock underlying the Jaxon Investment Agreement within 21 days after the closing of the transaction. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 120 days after the closing of the transaction and maintain the effectiveness of such registration statement until termination of the Jaxon Investment Agreement.

The proceeds to be received will depend upon the stock price immediately prior to the stock put being exercised.

Jaxon will periodically purchase our common stock under the Jaxon Investment Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Jaxon to raise the same amount of funds, as our stock price declines.

No amounts have been requested by the Company or funded under the Jaxon Investment Agreement. Jaxon is not obligated to purchase our common stock under the Jaxon Investment Agreement until the registration statement is declared effective. The registration statement was declared effective on December 8, 2014. On March 3, 2015, the Company withdrew the registration statement that registered the shares issuable under the Jaxon Investment Agreement.

Note 11. Income Taxes

There is no current or deferred income tax expense or benefit for the period ended July 31, 2015.

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The items causing this difference for the periods ended July 31, 2015 and 2014 are as follows.

	July 31, 2015	July 31, 2014
Tax benefit at U.S. statutory rate	$762,537	$466,602
Less: amortization of discount on convertible notes	(172,357)	(380,452)
Less: stock based compensation	(49,000)	—
Less: valuation allowance	(541,180)	(86,150)
Net tax benefit	$—	$—

As of July 31, 2015, the Company has net operating loss carryforwards of approximately $4,142,000 which begin to expire in 2022.  The use of our net operating loss carryforwards may be limited due to the change in control of the Company.

Note 12. Subsequent Events

On August 14, 2015, the holder of our convertible note dated October 31, 2013 converted $840 of accrued interest into 42,000 shares of common stock.

On August 24, 2015, the holders of our convertible note dated October 31, 2013 converted $1,770 of accrued interest into 88,500 shares of common stock.

On September 1, 2015, the holder of our convertible note dated March 31, 2015 converted $5,611 of accrued interest into 14,029 restricted shares of common stock.

On September 2, 2015, the holder of our convertible note dated October 31, 2013 converted $420 of accrued interest into 21,000 shares of common stock.

On September 11, 2015, the holders of our convertible note dated October 31, 2013 converted $1,780 of accrued interest into 89,000 shares of common stock.

On September 24, 2015, the holders of our convertible note dated October 31, 2013 converted $2,700 of accrued interest into 135,000 shares of common stock.

On October 8, 2015, the holders of our convertible note dated October 31, 2013 converted $690 of accrued interest into 34,500 shares of common stock.

On October 16, 2015, the holders of our convertible note dated October 31, 2013 converted $4,418 of accrued interest into 220,900 shares of common stock.

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

Accounting fees and expenses	$2,500
Legal fees and expense	$20,000
Blue Sky fees and expenses	$0
Miscellaneous and SEC filing fee	$5,000
Total	$27,500

All amounts are estimates. We are paying all expenses of the offering listed above.

Item 14. Indemnification Of Directors And Officers.

Under our Articles of Incorporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

The above-described provisions relating to the exclusion of liability and indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers and to persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding securities sold by us within the past three years that were not registered under the Securities Act:

Date of Sale	Title of Security	Number Sold	Consideration Received and Description of Underwriting or Other Discounts to Market Price or Convertible Security, Afforded to Purchasers	Exemption from Registration Claimed	If Option, Warrant or Convertible Security, terms of exercise or conversion
March 18, 2014	Common Stock	10,000	$20,000 conversion of debt on convertible promissory note dated March 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
April 1, 2014	Common Stock	10,000	$20,000 conversion of debt on convertible promissory note dated March 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.

Date of Sale	Title of Security	Number Sold	Consideration Received and Description of Underwriting or Other Discounts to Market Price or Convertible Security, Afforded to Purchasers	Exemption from Registration Claimed	If Option, Warrant or Convertible Security, terms of exercise or conversion
April 25, 2014	Common Stock	10,000	$20,000 conversion of debt on convertible promissory note dated March 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
May 8, 2014	Common Stock	10,000	$20,000 conversion of debt on convertible promissory note dated March 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
May 16, 2014	Common Stock	12,000	$24,000 conversion of debt on convertible promissory note dated March 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
June 3, 2014	Common Stock	20,000	$40,000 conversion of debt on convertible promissory note dated March 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
June 12, 2014	Common Stock	20,969	$41,938.64 conversion of debt on convertible promissory note dated March 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
June 17, 2014	Common Stock	30,000	$60,000 conversion of debt on convertible promissory note dated October 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
July 24, 2014	Common Stock	35,000	$70,000 conversion of debt on convertible promissory note dated October 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.

Date of Sale	Title of Security	Number Sold	Consideration Received and Description of Underwriting or Other Discounts to Market Price or Convertible Security, Afforded to Purchasers	Exemption from Registration Claimed	If Option, Warrant or Convertible Security, terms of exercise or conversion
December 8, 2014	Common Stock	30,000	$60,000 conversion of debt on convertible promissory note dated October 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
December 9, 2014	Common Stock	30,000	$60,000 conversion of debt on convertible promissory note dated October 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
June 1, 2015	Common Stock	825,872	$330,349 conversion of debt on convertible promissory note dated March 31, 2015 to Bloise International Corporation	Section (3)(a)(9)	Principal and accrued interest convertible to common stock at $0.40 per share
June 2, 2015	Common Stock	76,000	$1,520 conversion of debt on convertible promissory note dated October 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
June 5, 2015	Common Stock	72,000	$1,440 conversion of debt on convertible promissory note dated October 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
June 12, 2015	Series E Preferred Stock	1,000,000	Services	Section (4)(a)(2)	N/A
June 29, 2015	Common Stock	50,000	$1,000 conversion of debt on convertible promissory note dated October 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
July 8, 2015	Common Stock	30,000	$600 conversion of debt on convertible promissory note dated October 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.

Date of Sale	Title of Security	Number Sold	Consideration Received and Description of Underwriting or Other Discounts to Market Price or Convertible Security, Afforded to Purchasers	Exemption from Registration Claimed	If Option, Warrant or Convertible Security, terms of exercise or conversion
July 17, 2015	Common Stock	82,000	$1,640 conversion of debt on convertible promissory note dated October 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
July 23, 2015	Common Stock	32,450	$649 conversion of debt on convertible promissory note dated October 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
August 14, 2015	Common Stock	42,000	$840 conversion of debt on convertible promissory note dated October 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
August 24, 2015	Common Stock	88,500	$1,770 conversion of debt on convertible promissory note dated October 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
September 1, 2015	Common Stock	14,029	$5,611 conversion of debt on convertible promissory note dated March 31, 2015 to Bloise International Corporation	Section (3)(a)(9)	Principal and accrued interest convertible to common stock at $0.40 per share
September 2, 2015	Common Stock	21,000	$420 conversion of debt on convertible promissory note dated October 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
September 11, 2015	Common Stock	89,000	$1,780 conversion of debt on convertible promissory note dated October 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.

Date of Sale	Title of Security	Number Sold	Consideration Received and Description of Underwriting or Other Discounts to Market Price or Convertible Security, Afforded to Purchasers	Exemption from Registration Claimed	If Option, Warrant or Convertible Security, terms of exercise or conversion
September 24, 2015	Common Stock	135,000	$2,700 conversion of debt on convertible promissory note dated October 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
October 8, 2015	Common Stock	34,500	$690 conversion of debt on convertible promissory note dated October 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
October 16, 2015	Common Stock	220,900	$4,418 conversion of debt on convertible promissory note dated October 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
November 16, 2015	Common Stock	178,000	$3,560 conversion of debt on convertible promissory note dated October 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
December 22, 2015	Common Stock	207,000	$4,140 conversion of debt on convertible promissory note dated October 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
January 7, 2016	Common Stock	65,500	$1,310 conversion of debt on convertible promissory note dated October 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.
January 18, 2016	Common Stock	154,900	$3,098 conversion of debt on convertible promissory note dated October 31, 2013.	SEC Rule 144(a)(3)	Principal and accrued interest convertible to common stock at $0.02 per share.

The above securities were not registered under the Securities Act.  These securities qualified for exemption under 3(a)9 of the Securities Act. We made this determination based on the representations of the investors, which included, in pertinent part, that such shareholders were not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
3.1	Articles of Incorporation of Aristocrat Group Corp. (1)
3.2	Bylaws of Aristocrat Group Corp. (1)
5.1	Opinion of Sonfield & Sonfield
10.2	Convertible promissory dated January 31, 2015, payable to the order of Vista View Ventures, Inc. (1)
10.3	Registration Rights Agreement dated December 31, 2015 by and between Aristocrat Group Corp. and Vista View Ventures, Inc. (1)
10.4	Management Services Agreement with Argyle Corporate Services, LLC dated May 1, 2016
14.1	Code of Ethics (1)
21.1	List of Subsidiaries of the registrant (1)
23.1(i)	Consent of MaloneBailey, LLP
23.1(ii)	Consent of GBH CPAs, PC
23.2	Consent of Sonfield & Sonfield (included in Exhibit 5.1)
101	Interactive Data File

__________

(1) Incorporated by reference to the Form S-1 filed on February 2, 2016

Item 17. Undertakings.

Undertaking Required by Item 512 of Regulation S-K.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which it offers or sells securities are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(ii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, Nevada, on July 5, 2016 .

ARISTOCRAT GROUP CORP.

By: /s/ Chris Less
Chris Less
Chief Executive Officer, President, Secretary, Treasurer, Principal Executive Officer, Principal Financial and Accounting Officer and Sole Director.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris Less Chris Less	Chief Executive Officer, President, Secretary, Treasurer, Principal Executive Officer, Principal Financial and Accounting Officer and Sole Director.	July 5, 2016